AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT ("Agreement") is made and entered into as of the 3rd day of October, 1995, by and among PHOTOCOMM, INC., an Arizona corporation ("Photocomm"), SUNELCO, INC., a Montana corporation ("Sunelco"), and DANIEL M. BRANDBORG and REBECCA M. BRANDBORG, husband and wife (collectively, "Brandborgs").

                                    RECITALS

         A. The respective Boards of Directors of Photocomm and Sunelco, as well as the Brandborgs, who own all of the issued and outstanding stock of Sunelco, have concluded that it is to their respective mutual advantage and benefit to effect a reorganization whereby Photocomm will acquire substantially all of the assets of Sunelco in consideration solely of voting stock of Photocomm in accordance with the terms and conditions contained herein, such transaction to be a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

         B. Sunelco intends, as a condition precedent to such transaction, to authorize and adopt a plan of complete liquidation and, following the adoption of such plan and such transaction, to carry out such liquidation.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.0 Sale of Assets of Sunelco  to  Photocomm.  Upon and  subject to the
             ----------------------------------------
terms and conditions herein stated, Photocomm agrees to acquire from Sunelco and Sunelco agrees to transfer, assign and convey to Photocomm upon the Closing Date (as hereinafter defined), free and clear of all debts, liens and encumbrances (except as otherwise provided in this Agreement), all of the assets and properties of Sunelco (the "Assets") including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Sunelco, which are owned by Sunelco or in which Sunelco has any interest (including the right to use), accepting only the Excluded Assets and any of the foregoing which relate exclusively to the Excluded Assets. The Assets shall include, but are not limited to, the following:

         1.1  Inventories.  All  inventories,   including,  without  limitation,
             ------------
inventory of raw materials, work in process, storehouse stocks, materials, supplies, finished goods and consigned goods owned by Sunelco or in which Sunelco has any interest, whether located on Sunelco's business premises, in transit to or from such premises, in storage facilities or otherwise. Attached hereto as Schedule 1.1 is a complete list of such Inventory as of August
31,1995. An updated list of such Inventory as of the Closing Date shall be delivered to Photocomm upon the Closing Date.

         1.2  Tangible  Personal   Property.   All  tangible  personal  property
             ------------------------------
including all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by Sunelco or in which Sunelco has any interest, other than the Inventories. Attached hereto as Schedule 1.2 is a complete list of such Tangible Personal Property as of August 31,1995.

         1.3 Intangible  Personal  Property.  All intangible  personal  property
             ------------------------------
including all intangible properties owned by Sunelco or in which Sunelco has any interest, including, but not limited to (i) the name "Sunelco" and any other registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in possession of third-parties, but which are the property of Sunelco), and all drawings, records, books or other tangible media embodying the foregoing. Attached hereto as Schedule 1.3 is a complete list of such Intangible Personal Property as of August 31,1995.

         1.4 Prepaid  Items.  All prepaid items  including  insurance  deposits,
             --------------
municipal or local tax payments or deposits, utility deposits and the like, deferred charges, reserve accounts and other security or similar deposits owned by Sunelco or in which Sunelco has any interest. Attached hereto as Schedule 1.4 is a complete list of such Prepaid Items as of August 31,1995.

         l.5 Licenses and Permits. All licenses and permits issued to Sunelco in
             --------------------
which Sunelco has any interest.

         1.6 Contracts and Other Agreements. All contracts and other agreements,
             ------------------------------
including contracts, agreements, warranties, guarantees, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon Sunelco or to which any of its properties may be subject, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets. Attached hereto as Schedule
1.6 is a complete list of such Contracts and Other Agreements as of August 31,1995.

         1.7 Accounts Receivable.  All accounts receivable of Sunelco, including
             -------------------
all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by Sunelco or in which Sunelco has any interest, together with all guarantees, security agreements and rights and interests securing the same. Attached hereto as
Schedule 1.7 is a complete Accounts Receivable Aging Report as of August 31, 1995. An updated Accounts Receivable Aging Report as of the Closing Date shall be delivered to Photocomm upon the Closing Date.

         1.8 Cash and Cash  Equivalents.  All cash and cash  equivalents to meet
             --------------------------
the requirements of section 11.1(n), including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other securities owned by Sunelco or in which Sunelco has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         1.9 Books and  Records.  All books and  records  of  Sunelco  including
             ------------------
ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by Sunelco or in which Sunelco has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         1.10  Warranties.  All  warranties  or other  rights of  Sunelco  under
               ----------
express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable.

         1.11 Goodwill. All goodwill of Sunelco as a going concern.
               -------

         1.12 Other Properties.  All other properties,  tangible and intangible,
               ---------------
not otherwise referred to above which are owned by Sunelco or in which it has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         Value of Certain Assets. The Inventory, Accounts Receivable and Cash of
         -----------------------
Sunelco to be acquired by Photocomm hereunder shall have an aggregate book value of approximately $435,000.

         Excluded  specifically from the Assets which Sunelco has agreed to sell
         --------
to Photocomm are the following Assets ("Excluded Assets") which shall be retained by Sunelco:

         1.13 Corporate  Records.  The stock record books,  the corporate  seal,
              ------------------
minute books and other documents and records relating to the organization of Sunelco, all of Sunelco's tax and information returns; all correspondence between Sunelco and its shareholders; and all other financial records of Sunelco which do not relate in any way to Sunelco's ownership and operation of the Assets or its business; provided, however, that upon reasonable notice from Photocomm to Sunelco or its successors in interest based upon reasonable cause, Sunelco or its successors in interest shall provide Photocomm with access at no charge to any of the foregoing described material and with copies of said documents.

         1.14 Tax Refunds. All of Sunelco's rights to refunds of all or any part
              -----------
of any taxes paid by Sunelco in relation to periods prior to the Closing Date.

         1.15 Agreement Rights. The rights of Sunelco under this Agreement.
              ----------------

         1.16  Treasury  Shares.  Any shares of Sunelco's  capital stock held in
              -----------------
treasury.

         1.17 Claims Against Shareholders,  Etc. All of Sunelco's claims, causes
              ---------------------------------
of action, chosen in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors.

         2.0 Assumption of Liabilities.
             -------------------------

         2.1 Assumed  Liabilities.  Upon and subject to the terms and conditions
             --------------------
herein stated, Photocomm agrees to assume as of the Closing Date and to pay, perform and discharge all the liabilities of Sunelco which are specifically set forth on Schedule 2.1 attached hereto and made a part hereof (the "Assumed Liabilities"). The parties acknowledge that the Assumed Liabilities may change due to changes in Sunelco's liabilities prior to the Closing Date and that an updated list of Assumed Liabilities as of the Closing Date shall be delivered to Photocomm upon the Closing Date, which updated list shall become the Assumed Liabilities. Notwithstanding the foregoing, the Assumed Liabilities shall not exceed the book value of the Inventory, Accounts Receivable and Cash of Sunelco acquired by Photocomm hereunder and Photocomm agrees to assume and pay such Sunelco liabilities up to said amount even though any specific liability is not set forth on said updated list. In the event that Sunelco or the Brandborgs have personally guaranteed any of the assumed liabilities, Photocomm shall obtain their novation on such liabilities if the same are not promptly paid by Photocomm following the Closing Date.

         2.2  Excluded  Liabilities.  All of the  liabilities  not  specifically
              ---------------------
assumed by Photocomm pursuant to paragraph 2.1 above shall remain the liabilities of Sunelco (the "Excluded Liabilities"). Sunelco agrees to indemnify and hold harmless Photocomm, as well as its successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Excluded Liabilities. The Excluded Liabilities include, but are not limited to the following:

                  (a) All obligations and liabilities with respect to employee wages and benefits, including specifically, unfunded employee benefit plan obligations, and any taxes related thereto accrued prior to the Closing Date or severance obligation for any personnel whose severance occurs prior to or on the Closing Date.

                  (b) Any obligations of Sunelco to perform this Agreement.

                  (c) Any obligation or liability of Sunelco that is not accrued or incurred by Sunelco on or before the Closing Date. Notwithstanding the foregoing, Photocomm shall pay for goods in transit to Sunelco as of the Closing Date upon their receipt. Sunelco shall provide a list of such goods in transit to Photocomm upon the Closing Date.

                  (d) Any liability of Sunelco to its stockholders.

                  (e) Any liability of Sunelco with respect to its outstanding shares or any warrants, obligations, or rights to purchase its shares.

                  (f) Any liability for taxes, except as may be expressly assumed hereunder.

                  (g) Any liability known or unknown, not assumed by Photocomm under the provisions of Section 2.1 above.

         3.0  Consideration  For Assets. In consideration of and in exchange for
              -------------------------
the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities (in the approximate amount of $435,000), Photocomm shall issue to Sunelco 225,000 shares of its Common Stock, $0.10 par value, which shares shall be valued in the amount of $400,000.00. Said shares shall not be registered under the Securities Act of 1933 or any similar state securities laws, shall be registered in the name of Sunelco and shall be issued from unreserved authorized, but unissued Common Stock of Photocomm. The parties shall determine the final allocation of the aggregate purchase price among the Assets as of the Closing Date, which allocation shall be used on Form 8594 and any other notice or filing required pursuant to section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

         4.0  Representations  and  Warranties  of Sunelco  and the  Brandborgs.
              -----------------------------------------------------------------
Sunelco and the Brandborgs represent and warrant to Photocomm as follows, and acknowledge and confirm that Photocomm is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Photocomm or on its behalf:

         4.1. Organization  and  Standing.   Sunelco  is  a   corporation   duly
              ---------------------------
organized, validly existing and in good standing under the laws of the State of Montana, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Sunelco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Sunelco or the nature of the business conducted by Sunelco makes such qualification necessary. Sunelco is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location. True and accurate copies of Sunelco's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 4.1 to this Agreement.

         4.2. Capitalization.  Presently and at the Closing Date, the authorized
              --------------
capital of Sunelco consists solely of 10,000 shares of common stock, no par value, of which 4,000 shares have been validly issued and are now outstanding, all of which are owned by the Brandborgs. All such shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.

         4.3. Subsidiaries.  Sunelco has no subsidiaries or affiliated companies
              ------------
and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

         4.4.  Authorization.  Sunelco has all the requisite legal and corporate
              --------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Sunelco and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Sunelco under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Sunelco and the Brandborgs, enforceable in accordance with its terms.

         4.5.   Governmental   Consents.   No  consent,   approval,   order,  or
                -----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Sunelco in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

         4.6.  Compliance  with  Other  Instruments.  Sunelco  will not be, as a
               ------------------------------------
result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Sunelco.

         4.7. Financial Statements. An unaudited balance sheet, income statement
              --------------------
and statement of cash flows as of and for each of the calendar years ending December 31, 1994 and 1993, and an unaudited balance sheet, income statement and statement of cash flows as of and for the period ending August 31, 1995 (collectively, the "Sunelco Financials"), are attached hereto as Schedule 4.7.

         The Sunelco Financials have been prepared by management, are true and correct and fairly present the financial position of Sunelco as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Sunelco has established a standard system of accounting and has consistently carried out and administered the same. Except to the extent reflected or reserved against or disclosed in the Sunelco Financial Statements, as of their respective dates, Sunelco has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Sunelco).

         4.8 Undisclosed Liabilities. Sunelco has no liabilities or obligations,
             -----------------------
either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Sunelco, which (i) have not been reflected in the Sunelco Financial Statements,
(ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since August 31, 1995, consistent with past practices.

         4.9 Inventory.  The inventory of Sunelco, as reflected in the Financial
             ---------
Statements, consists of a quality and quantity usable and saleable in the ordinary course of business. The inventory does not include any obsolete or discontinued items, but does include old, but saleable merchandise of not more than $5,000. The inventory is stored and/or located at premises owned or leased by Sunelco or at Sunelco's suppliers. The value at which Sunelco's inventory is reflected in the Sunelco Financial Statements is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of Sunelco. Sunelco has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business, which includes a 30-day customer return policy.

         4.10  Accounts  Receivable.  Except as set forth in Schedule  4.10,  no
               --------------------
amount included in the accounts receivable of Sunelco as of August 31, 1995, has been released for an amount less than the value at which it was included or is or will be regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to the best knowledge of Sunelco, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the Sunelco Financial Statements.

         4.11 No Prebillings. Sunelco has not prebilled or received payment, and
              --------------
Sunelco will not prebill or receive payment, from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred subsequent to the Closing Date, other than in the ordinary course of business, which shall amount to not more than $11,500.00 as of the Closing Date. Sunelco does not book any such prebilling received as a sale, nor does it book any profit therefrom prior to its actual shipment of the products ordered.

         4.12 Changes. Except as set forth in Schedule 4.12, since May 31, 1995
              -------

                  (a) Sunelco has not entered into any transaction which was not in the ordinary course of business;

                  (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Sunelco other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

                  (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Sunelco;

                  (d) Sunelco has not increased the compensation of any of its officers or the rate of pay of their employees as a group, except as part of regular compensation increases in the ordinary course of business;

                  (e) There has been no resignation or termination of employment of any key officer or employee of Sunelco, and Sunelco does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have an adverse effect on the business of Sunelco;

                  (f) There has been no labor dispute involving Sunelco or any of its employees and none is pending or, to the best of Sunelco's knowledge, threatened;

                  (g) There have not been any changes, except in the ordinary course of business, in the contingent obligations of Sunelco, by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (h) There have not been any loans made by Sunelco to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

                  (i) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting the business of Sunelco; and

                  (j) There has been no other event or condition of any character pertaining to and materially adverse to the Assets or business of Sunelco.

         4.13 Title to Assets;  Liens, etc. The Assets,  both real, personal and
              ----------------------------
mixed, tangible and intangible, necessary or useful to the operation of the business of Sunelco are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. Sunelco has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and liens set forth on
Schedule 4.13. Schedule 4.13 identifies and sets forth a complete list of each parcel of real estate or interest therein owned or leased by Sunelco. The buildings and improvements owned or leased by Sunelco and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of Sunelco, free and clear of all liens. No default or event of default on the part of Sunelco, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

         4.14 Patents and Other Intangible Intellectual Assets.
              ------------------------------------------------

                  (a) Schedule 4.14 sets forth a complete and correct list of Sunelco's intellectual property, including but not limited to domestic and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

                  (b) Except as set forth in Schedule 4.14, Sunelco (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of Sunelco's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of Sunelco's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of Sunelco; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of its business was illegally obtained.

                  (c) Sunelco employs procedures in its daily operations to maintain the proprietary nature of, owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by Sunelco, free and clear of any liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of Sunelco.

         4.15 Contracts and Obligations. Set forth in Schedule 4.15 is a list of
              -------------------------
all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which Sunelco is a party or by which it is bound which
(a) obligate Sunelco to share, license or develop any product or technology; (b) involve transactions or proposed transactions between Sunelco and its officers, directors, stockholders, affiliates or any affiliate thereof; (c) involve strategic arrangements or cooperation agreements; (d) involve commitments for inventory items or supplies in excess of $10,000; (e) are for a term longer than twelve (12) months; (f) are written distribution or dealer agreements; (g) are with the United States of America; or (h) involve receipts or expenditures by Sunelco greater than $50,000 in any twelve-month period. Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Photocomm. True and correct copies of the foregoing shall be delivered to Photocomm at Closing. All such agreements are legal, valid and binding obligations and are in full force and effect in all respects. Except as set forth in Schedule 4.15, Sunelco has avoided every condition and has not performed any act the occurrence of which would result in Sunelco's loss of any right granted under any license, distribution or other agreement.

         4.16  Catalogs  and  Promotional  Literature.  Neither  the use nor the
               --------------------------------------
distribution of any advertising or promotional materials, including catalogs, violates, infringes or conflicts with any statutory or common law copyright, trademark, or other intellectual, proprietary, personal or other right of any person. Sunelco has provided Photocomm with, or made available to Photocomm, copies of each catalog distributed by Sunelco during the past two (2) years.

         4.17 Products; Warranty Provisions.
              -----------------------------

                  (a) Other than the standard warranties of Sunelco as set forth in Schedule 4.17 or product manufacturer warranties, there are no product warranties applicable to its business, whether express, implied or otherwise. There is adequate provision in the Sunelco Financial Statements for liabilities and obligations for damaged, defective or returned goods, or for replacement of goods.

                  (b) Sunelco has no any pattern of claims or actions based upon allegations of the same or similar product defect for any of its products.

                  (c) There has not been any material product recall, rework or retrofit relating to any line of product manufactured, shipped or sold by Sunelco, nor, to Sunelco's knowledge, is there any basis for any such product recall, rework or retrofit.

         4.18 Conflicts of Interest;  Transactions  with  Principals.  Except as
              ------------------------------------------------------
described in Schedule 4.18. no officer, director or stockholder of Sunelco and no affiliate (as defined under the Securities Act of 1933, as amended) of any such officer, director or stockholder has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to Sunelco or which purchases services or products from Sunelco or whose services or products are similar to those furnished or sold by Sunelco, or (b) a beneficial interest in any contract, agreement or commitment to which Sunelco may be bound.

         4.19 Outstanding Indebtedness. Sunelco has no indebtedness for borrowed
              ------------------------
money (including deferred compensation) which Sunelco has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which Sunelco has otherwise become directly or indirectly liable other than as disclosed in
Schedule 4.19 or the Sunelco Financial Statements.

         4.20  Employees.  Except as set forth in Schedule 4.20,  Sunelco has no
              ----------
employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between Sunelco and its employees, and Sunelco is not a party to any union or collective bargaining agreement. Sunelco complied with all applicable federal and state equal employment opportunity laws and other laws related to employment. Sunelco is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Sunelco (or Photocomm if Photocomm elects to employ said persons subsequent to the Closing Date), whether as a result of the transactions contemplated hereby or otherwise, nor does Sunelco have a present intention to terminate the employment of any of the foregoing (except subsequent to the Closing Date). To Sunelco's knowledge, no employee of Sunelco is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Sunelco because of the nature of the business conducted by Sunelco or for any other reason, and the continued employment by Sunelco of its present employees will not result in any such violation.

         4.21 Employee Benefit Plans.
              ----------------------

                  (a) Schedule 4.21 sets forth:

                  (i) all  "employee  welfare  benefit  plans,"  as  defined  in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by Sunelco or each trade or business under common control with Sunelco (as determined under Section 4001 (b)(1) of ERISA, an "ERISA Affiliate") or to which Sunelco or any ERISA Affiliate has made contributions during the preceding five (5) years (the "Welfare Plans"); and

                  (ii) all  "employee  pension  benefit  plans,"  as  defined in
Section 3(2) of ERISA, maintained by Sunelco or any ERISA Affiliate or to which Sunelco or any ERISA Affiliate has made contributions during the preceding five
(5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs (the "Pension Plans"). The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

                  (b) No Sunelco Employee Benefit Plan is required to be qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the
Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                  (c) Sunelco does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                  (d) Sunelco is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

                  (e) Sunelco has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of Sunelco.

                  (f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of Sunelco.

         4.22 Taxes.  Sunelco has filed all federal,  state,  county,  local and
              -----
foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns with respect to direct sales made by Sunelco ("Tax Returns"). Sunelco has paid, or adequate provision has been made on the Sunelco Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by Sunelco on or after the Closing Date in respect to the period prior to and including the Closing Date, except as shall be paid by Sunelco. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Sunelco. There are no tax examinations or audits underway involving Sunelco.

         4.23 No Sales or Conveyance Tax Due. No sales, use or other transfer or
              ------------------------------
conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the Additional Agreements (as hereinafter defined), other than taxes based upon the net income of the parties. Sunelco shall be responsible for and shall promptly pay any such sales, use, transfer or conveyance taxes which become payable with respect thereto.

         4.24  Insurance.  All  Assets of  Sunelco  are  covered  by such  fire,
               ---------
casualty, product liability, environmental liability and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties and assets by businesses in the region in which the Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 4.24 sets forth a list and description of all of the policies of insurance and fidelity or surety bonds carried by Sunelco, including, but not limited to, fire, liability, product liability, workers' compensation, officers' life, and directors' and officers' liability insurance policies. Sunelco has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion and all insurance premiums due and payable by Sunelco in connection with the policies set forth on
Schedule 4.24 prior to the Closing Date have been paid. During the past five (5) years, Sunelco has not experienced any uninsured losses in respect of any claims against Sunelco, coverage for which claims customarily would be provided by the policies set forth in Schedule 4.24 or predecessors thereto. There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the Assets, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the Assets or requiring or recommending any equipment or facilities to be installed on or in connection with any of the Assets. Sunelco does not have any knowledge of any proposed increase therein and does not know of any conditions or circumstances applicable to its business which might result in such increase, except for those conditions generally applicable to the industry in which Sunelco is engaged in business. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of Sunelco, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and Sunelco is in compliance with all conditions contained therein.

         4.25 Disposal of Waste. Sunelco has not disposed,  spilled or deposited
              -----------------
at any time on any of the properties previously or currently owned or leased by it, nor does it have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

         4.26. Other Environmental Matters. As to all operations relating to the
               ---------------------------
Business: (a) Sunelco has complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where its business is conducted; (b) Sunelco has not received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA) or by any state as a site that actually or potentially requires investigation or remedial action; (d) Sunelco is not a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Sunelco.

         4.27 Compliance With Laws.
              --------------------

                  (a) Sunelco is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

                  (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Sunelco to conduct its business.

         4.28  Litigation.  Except as set forth in  Schedule  4.28,  there is no
              -----------
action, suit, arbitration, proceeding or investigation pending or threatened against Sunelco before any court or administrative agency, nor does Sunelco know or have any reason to know of any basis for any such action, proceeding or investigation. Sunelco has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

         4.29 Full Disclosure; No Misrepresentation.  Sunelco has fully provided
              -------------------------------------
Photocomm with all the information which Photocomm has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Sunelco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.0 Representations and Warranties of Photocomm.  Photocomm  represents
             -------------------------------------------
and warrants to Sunelco as follows, and acknowledges and confirms that Sunelco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Sunelco or on its behalf:

         5.1.  Organization  and  Standing.  Photocomm  is  a  corporation  duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Photocomm is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Photocomm or the nature of the business conducted by Photocomm makes such qualification necessary. Neither Photocomm nor any Subsidiary (as defined in Section 5.3) is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location. True and accurate copies of Photocomm's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 5.1 to this Agreement.

         5.2.  Capitalization.  (a) All issued and outstanding shares of capital
               --------------
stock of Photocomm have been validly authorized and issued and are fully paid and nonassessable. At Closing, the authorized capital of Photocomm will consist solely of twenty five million (25,000,000) shares of Common Stock, of which, as of August 31, 1995, 12,993,159 shares were validly issued and outstanding, fully paid and nonassessable, and five million (5,000,000) shares of preferred stock, of which 200,000 shares have been designated as Series AA (of which, as of August 31, 1995, 69,365 were validly issued and outstanding, fully paid and nonassessable), 125,000 shares have been designated as Series A (of which, as of August 31, 1995, 109,972 were validly issued and outstanding, fully paid and nonassessable) and 350,000 shares have been designated as Series B (of which, as of August 31, 1995, none were validly issued and outstanding). The Board of Directors of Photocomm has duly authorized and reserved for issuance 2,400,000 shares of Common Stock pursuant to Photocomm's stock option plan. As of August 31, 1995, options for 1,663,750 shares of Common Stock were outstanding pursuant to Photocomm's stock option plan. Except for the Series AA, A and B preferred stock, options to purchase up to 2,400,000 shares of Common Stock pursuant to Photocomm's stock option plan, and option issued to the New World Power
Corporation to purchase up to 4,100,000 shares of common stock, there are no other options, warrants, conversion privileges, preemptive rights, or other rights presently outstanding for any capital stock.

                  (b) The conversion price or prices and conversion rate or rates at which outstanding securities may be converted or exchanged into Common Stock are shown on Schedule 5.2. Such conversion prices and rates are not subject to adjustment as a result of any of the transactions contemplated by this Agreement.

                  (c) The shares of Common  Stock of Photocomm to be acquired by
the  Buyer   pursuant  to  this  Agreement  are  not  subject  to  any  transfer restrictions or limitations except as provided in section 6 of this Agreement.

         5.3 Subsidiaries.  Except for Balance of Systems Specialists,  Inc., a
             ------------
Arizona corporation, Photocomm of Texas, Inc., a Texas corporation and Photocomm Credit Corporation, an Arizona corporation (each a "Subsidiary" and together the "Subsidiaries"), Photocomm has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is wholly owned by Photocomm. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by the Subsidiary or the nature of the business conducted by the Subsidiary makes such qualification necessary. Each Subsidiary has all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.

         5.4. Validity of Common Stock. The Photocomm Common Stock, when issued,
              ------------------------
sold and delivered to Sunelco in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

         5.5 Authorization.  Photocomm has all the requisite legal and corporate
             -------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Photocomm and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Photocomm under this Agreement and for the authorization, issuance and delivery of the Common Stock being issued and sold under this Agreement by Photocomm has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Photocomm, enforceable in accordance with its terms.

         5.6   Governmental   Consents.   No  consent,   approval,   order,   or
               -----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Photocomm in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby. Based in part upon the accuracy of the Buyer's representations and warranties as set forth in Section 6.1, the sale and issuance of the Common Stock by Photocomm in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable federal and state securities laws.

         5.7  Compliance  with  Other  Instruments.  Neither  Photocomm  nor any
              ------------------------------------
Subsidiary will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Photocomm or any Subsidiary.

         5.8 Financial Statements.  A consolidated audited balance sheet, income
             --------------------
statement and statement of cash flows as of and for each of the fiscal years ending August 31, 1994 and August 31, 1993 (the "Photocomm Audited Financials"), with related opinion of KPMG Peat Marwick, independent public accountants, and a consolidated unaudited balance sheet, income statement and statement of cash flows as of and for the period ending May 31, 1995 (the "Photocomm Unaudited Financials"), are attached hereto as Schedule 5.8. The Photocomm Audited
Financials and the Photocomm Unaudited Financials are hereinafter referred to collectively as the "Photocomm Financial Statements."

         The Photocomm Audited Financials have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present the financial position of Photocomm and its Subsidiaries as of their respective dates and the results of their operations for the periods then ended. The Photocomm Unaudited Financials have also been prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and fairly present the financial position of Photocomm and its Subsidiaries as of their respective dates and the results of operations for the period then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Photocomm and its Subsidiaries have established and will continue to maintain a standard system of accounting to be carried out and administered in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against or disclosed in the Photocomm Financial Statements, as of their respective dates, neither Photocomm nor any Subsidiary has incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Photocomm and its Subsidiaries).

         5.9 Undisclosed  Liabilities.  Neither Photocomm nor any Subsidiary has
             ------------------------
any liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Photocomm or its Subsidiaries, which (i) have not been reflected in the Photocomm Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since May 31, 1995, consistent with past practices.

         5.10 Changes. Except as set forth in Schedule 5.10, since May 31, 1995:
              -------

                  (a) Neither Photocomm nor any subsidiary has entered into any transaction which was not in the ordinary course of business;

                  (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Photocomm or any Subsidiary other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

                  (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Photocomm or any Subsidiary;

                  (d) Neither Photocomm nor any Subsidiary has declared or paid any dividend or made any distribution on its stock, other than regularly scheduled dividends on Photocomm's preferred stock;

                  (e) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting their business; and

                  (k) There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of Photocomm and its Subsidiaries.

         5.11 Title to Properties  and Assets;  Liens,  etc. The  properties and
              ---------------------------------------------
assets of Photocomm and its Subsidiaries, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of their business are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The properties and assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.

         5.12 Taxes.  Photocomm  and its  Subsidiaries  have filed all  federal,
              -----
state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by them, including all sales tax returns with respect to direct sales made by Photocomm or its Subsidiaries ("Tax Returns"). Photocomm and its Subsidiaries have paid, or adequate provision has been made on the Photocomm Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Photocomm or its Subsidiaries. There are no tax examinations or audits underway involving Photocomm or any Subsidiary.

         5.13  Disposal  of Waste.  Neither  Photocomm  nor any  Subsidiary  has
               ------------------
disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by them, nor do any of them have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding
"Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

         5.14 Other Environmental  Matters. As to all operations relating to the
              ----------------------------
business: (a) Photocomm and its Subsidiaries have complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where the Business is conducted; (b) neither Photocomm nor any Subsidiary has received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA or NPL) or by any state as a site that actually or potentially requires investigation or remedial action; (d) neither Photocomm nor any Subsidiary is a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and
(e) there are no environmental studies or reports in the possession or control of Photocomm or any Subsidiary.

         5.15 Compliance With Laws.
              --------------------

                  (a) Photocomm and its Subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and have secured all governmental licenses, permits and approvals necessary to their business.

                  (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Photocomm or its Subsidiaries to conduct their business.

         5.16 Filings. Photocomm has previously delivered to Sunelco an accurate
              -------
and complete copy of each final registration statement, report and definitive proxy statement, together with all amendments or supplements required to be made with respect thereto, filed since August 31, 1993 and prior to the date hereof by Photocomm with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Company Reports"). Photocomm Reports (i) comply as to form with the requirements of the Exchange Act, and the regulations promulgated thereunder; (ii) contain all exhibits required to be included therein by the Exchange Act and the regulations promulgated thereunder; and
(iii) do not contain any misstatement of a material fact or omit to state any material fact necessary, in light of the circumstances under which they were made, to make such statements not misleading.

         5.17  Litigation.  Except as set  forth in  Schedule  5.17  there is no
               ----------
action, suit, arbitration, proceeding or investigation pending or threatened against Photocomm or any Subsidiary before any court or administrative agency, nor does Photocomm, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Neither Photocomm or its Subsidiaries have received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to their business.

         5.18  Full  Disclosure;  No  Misrepresentation.   Photocomm  has  fully
               ----------------------------------------
provided Sunelco with all the information which Sunelco has requested for deciding whether to enter into this Agreement and all information which Photocomm believes is reasonably necessary to enable Sunelco to make such decision. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Photocomm pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6. Private Placement Status;  Representations and Warranties of Sunelco
            --------------------------------------------------------------------
and the Brandborgs.
------------------

         6.1 Sunelco and the Brandborgs represent and warrant as follows and acknowledge and confirm that Photocomm is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Photocomm or on its behalf:

                  (a) Sunelco and the Brandborgs have such knowledge and experience in financial and business matters, or have relied upon advisors who are so qualified, that they are capable of evaluating the merits and risks of the investment by them in Photocomm as contemplated by this Agreement and are able to bear the economic risk of such investment for an indefinite period of time. Sunelco and the Brandborgs have been furnished access to such information and documents as they have requested and have been afforded an opportunity to ask questions of and receive answers from representatives of Photocomm concerning the business and financial condition of Photocomm and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

                  (b) Sunelco is acquiring the Common Stock of Photocomm for investment for its own account and not with a view to, or for resale in connection with, any distribution, other than transfer of the Common Stock to the Brandborgs in connection with the complete liquidation of Sunelco. Sunelco and the Brandborgs understand that the Common Stock of Photocomm to be issued to Sunelco hereunder has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of Sunelco's and the Brandborgs' representations expressed herein.

                  (c) Sunelco and the Brandborgs acknowledge that the Common Stock of Photocomm must be held indefinitely and may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or an exemption from such registration is available.

                  (d) Sunelco and the Brandborgs have had an opportunity to discuss the business, management and financial affairs of Photocomm and its Subsidiaries with their management and an opportunity to review the facilities of Photocomm and its Subsidiaries. Sunelco and the Brandborgs understand that such discussions, as well as the written information provided by Photocomm, were intended to describe the aspects of Photocomm's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

                  (e) Sunelco and the Brandborgs are sophisticated investors with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Common Stock of Photocomm and capable of bearing the economic risks of such investment.

                  (f) Sunelco and the Brandborgs, both by themselves and through their agents, have been solely responsible for their "due diligence" investigation of Photocomm and its management and business, for the analysis of the merits and risks of an investment in the Common Stock of Photocomm; that in taking any action or performing any role relative to the arranging of the investment, they have acted solely in their interest, and that neither they nor any of their agents or employees have acted as an agent of Photocomm or any subsidiary, or as an issuer, underwriter, broker, dealer or investment advisor relative to the Common Stock of Photocomm.

         6.2 Legend. Each certificate representing the Common Stock of Photocomm
             ------
shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

Photocomm shall not register a transfer of the Common Stock of Photocomm unless the conditions specified in the foregoing legend are satisfied. Photocomm may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

         7.0  Bulk  Sales  Laws.   (Intentionally  omitted  as  Montana  has  no
              -----------------
applicable bulk sales law.)

         8.0 Pre-Closing Covenants.
             ---------------------

         8.1 Access to Information; Confidentiality. (a) From the date hereof to
             --------------------------------------
the Closing Date, Sunelco will (i) afford to representatives of Photocomm, including its counsel and auditors, during normal business hours, access to any and all of the Assets and information with respect to the business so that Photocomm may have a reasonable opportunity to make such a full investigation of the Assets and of the business in advance of the Closing Date as it shall reasonably desire, and (ii) cause the directors and officers of Sunelco to confer with representatives of Photocomm and will furnish to Photocomm, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Photocomm may reasonably request, and Sunelco will furnish to Photocomm's auditors all consents and authority that they may reasonably request in connection with any examination of Sunelco by Photocomm.

                  (b) Photocomm hereby acknowledges that some of the information to be provided by Sunelco has been designated as confidential and proprietary (the "Confidential Information"). Photocomm hereby agrees that it will keep in confidence all Confidential Information that has been or may be provided by Sunelco, and that Photocomm will use the same for the sole purpose of completing its due diligence inquiry of Sunelco. Photocomm hereby agrees not to disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise Photocomm in connection with the transactions contemplated hereby. This Section 8.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by Photocomm or its employees or advisors; (ii) become available to Photocomm on a non-confidential basis from a third party who has the right to disclose the same; or (iii) were known to Photocomm on a non-confidential basis prior to its disclosure by Sunelco or one of its representatives.

         8.2 Interim Operations of the Business.  Except as provided in Schedule
             ----------------------------------
8.2, Sunelco hereby covenants and agrees that between the date hereof and the Closing Date:

                  (a) Sunelco shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

                  (b) Sunelco shall not mortgage or encumber any Asset.

                  (c) All Assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

                  (d) Sunelco shall use its best efforts to preserve Sunelco's relationships and goodwill with its customers, suppliers, licensors and others having business relationships with Sunelco.

                  (e) Sunelco shall (i) maintain all Assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the Assets and with respect to the conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Photocomm immediate written notice of any material damage to Sunelco's Assets by fire or other casualty.

                  (f) Sunelco shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by Sunelco or any change in the depreciation or amortization policies or rates theretofore adopted or applied.

                  (g) Sunelco shall duly comply with all laws applicable to it, the Assets and the conduct of its business.

                  (h) Sunelco shall perform all of its obligations without default.

                  (i) Sunelco shall not grant any power of attorney with respect to its business or the Assets.

                  (j) Without the prior written consent of Photocomm, Sunelco shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of the existing contracts or agreements.

                  (k) Sunelco shall not (i) make any loan, or otherwise extend credit to any person, firm or corporation, (ii) give any guarantee or indemnity, or make any other similar commitment with respect to a debt or other liability of any person, firm or corporation, or (iii) pay, discharge or satisfy any liability for borrowed money other than the payment, discharge or satisfaction other than in the ordinary and regular course of business.

                  (l) Sunelco shall not, directly or indirectly, sell, lease or otherwise dispose of any of the Assets or make any capital expenditures, except in the ordinary course of business and consistent with the past practices of Sunelco, or acquire any other business.

                  (m) Sunelco shall not increase the compensation payable or to become payable to any employee, officer or director of Sunelco.

                  (n) Sunelco will not authorize or permit (i) the Articles of Incorporation or By-Laws of Sunelco to be amended, (ii) the merger, consolidation or other combination of Sunelco with any other entity, (iii) the character of its business to be changed, (iv) Sunelco to issue, sell or deliver, or authorize the issuance, sale or delivery of, or redeem, any shares of any class of its capital stock or any securities convertible into or exercisable or exchangeable for any such shares, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such shares or convertible, exercisable or exchangeable securities, (v) Sunelco to pay any dividend or other distribution with respect to its capital stock, other than regularly scheduled dividends consistent with past practices or redeem or repurchase any of the capital stock, or (vi) Sunelco to organize a Subsidiary.

                  (o) Sunelco shall not write-down, cancel or forgive, in full or in part, any accounts receivable of, or loans payable to Sunelco, other than in the ordinary course of business.

                  (p) Sunelco will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of Sunelco set forth herein or which would cause a breach of any such representation, warranty or covenant.

         8.3. No Public Disclosure. The parties hereto hereby covenant and agree
              --------------------
that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the Purchase Price) of the transactions contemplated by this Agreement and the Additional Agreements except (i) with the prior written consent of the other parties, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties, (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement or any Additional Agreement.

         9.0 Additional  Agreements.  At the Closing,  the following  additional
             ----------------------
agreements (the "Additional Agreements") shall be executed and delivered by the parties thereto as applicable:

         9.1 Registration  Rights  Agreement.  Sunelco and Photocomm shall enter
             -------------------------------
into a Registration Rights Agreement substantially in the form of Exhibit A attached hereto with respect to the shares of the Common Stock to be acquired by Sunelco from Photocomm.

         9.2 Lease  Agreement.  The Brandborgs and Photocomm  shall enter into a
             ----------------
Lease Agreement ("Lease") with respect to the business premises presently used by Sunelco as its primary business premises in the form of Exhibit B attached hereto.

         9.3 Employment Agreements. The Brandborgs,  individually, and Photocomm
             ---------------------
shall enter into the Employment Agreements attached hereto as Exhibits C and D.

         9.4  Covenants  Not  to  Compete.  The  Brandborgs,  individually,  and
              ---------------------------
Photocomm shall enter into the Non-Competition and Non-Disclosure Agreements attached hereto as Exhibits E and F.

         10.0  Agreement  Expenses.  Each  of the  parties  shall  bear  its own
               -------------------
expenses in connection with the transactions covered or contemplated by this Agreement, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

         11. Conditions Precedent to Closing.
             -------------------------------

         11.1 Conditions to the Obligations of Photocomm. The performance of the
              ------------------------------------------
obligations of Photocomm hereunder is subject to the fulfillment, or waiver by Photocomm, on or before the Closing Date of the following conditions:

                  (a)  Authorization.  All action  necessary  to  authorize  the
                       -------------
execution, delivery and performance of this Agreement and the Additional Agreements by Sunelco and the Brandborgs (as the case may be) and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Sunelco and the Brandborgs, as applicable, and Sunelco and the Brandborgs shall have full power and right to consummate the transactions contemplated hereby and thereby.

                  (b) Conduct of Business  in  Ordinary  Course.  To the Closing
                      -----------------------------------------
Date, Sunelco shall have conducted its business only in the ordinary course, consistent with the past practices of Sunelco, the limitations of Section 8.2, and the other covenants and representations made by the Brandborgs and Sunelco herein, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Photocomm. The inventory, accounts receivable and cash of Sunelco to be acquired by Photocomm hereunder shall have an aggregate book value of approximately $520,000 and the amount of the Assumed Liabilities shall be the same amount.

                  (c) Consents and Approvals.  Sunelco and the Brandborgs  shall
                      ----------------------
have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby and by the Additional Agreements, including but not limited to (i) requisite stockholder approval or notification and (ii) the consent to the transactions contemplated hereby of the parties to all material agreements under which Sunelco would otherwise be in default as a result of the transactions contemplated hereby. All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement and the Additional Agreements by Sunelco and the Brandborgs and the consummation of the transactions contemplated hereby shall have been obtained.

                  (d) No Litigation or Legislation.  No federal, state, local or
                      ----------------------------
foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Additional Agreements or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

                  (e) Accuracy of  Representations  and Warranties.  Each of the
                      --------------------------------------------
representations and warranties of Sunelco and the Brandborgs set forth in Sections 4 and 6 hereof shall be true and correct in all material respects on and as of the Closing Date.

                  (f)  Delivery  of  Closing  Documents.  Photocomm  shall  have
                       --------------------------------
received the closing documents set forth in Section 13.1 hereof, including, but not limited to, the Additional Agreements.

                  (k) Due  Diligence.  Photocomm  shall be satisfied in its sole
                      --------------
discretion with its due diligence inquiry of Sunelco, its business, and the Assets, including. without limitation, the updated Inventory list and Accounts Receivable Aging Report to be delivered at the Closing.

                  (l) Tax  Returns.  Sunelco  shall have  timely  filed with the
                      ------------
proper governmental agencies, and have provided Photocomm with true and complete copies of, the federal, state and local income tax returns of Sunelco for the calendar year ending in December 31, 1994.

                  (m) No  Adverse  Change.  There  shall  not  have  occurred  a
                      -------------------
material adverse change to Sunelco, its business, or the Assets.

                  (n)  Value  of  Certain   Assets.   The  Inventory,   Accounts
                       ---------------------------
Receivable and Cash of Sunelco to be acquired by Photocomm hereunder shall have an aggregate book value of approximately $435,000.

         11.2 Conditions to the  Obligations of Sunelco.  The performance of the
              -----------------------------------------
obligations of Sunelco hereunder is subject to the fulfillment, or waiver by Sunelco, on or before the Closing Date of the following conditions:

                  (a)  Authorization.  All action  necessary  to  authorize  the
                       -------------
execution, delivery and performance of this Agreement and the Additional Agreements by Photocomm, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Photocomm, and Photocomm shall have full power and right to consummate the transactions contemplated hereby and thereby.

                  (b) Delivery of Closing Documents. Sunelco shall have received
                      -----------------------------
the closing documents set forth in Section 13.2 hereof.

                  (c) No Litigation or Legislation.  No federal, state, local or
                      ----------------------------
foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Additional Agreements or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

                  (d) Accuracy of  Representations  and Warranties.  Each of the
                      --------------------------------------------
representations and warranties of Photocomm set forth in Section 5 hereof shall be true and correct in all respects on and as of the Closing Date.

         11.3 Option to Terminate.  In the event any of the conditions precedent
              -------------------
to the obligation of any of the parties to consummate the transactions contemplated hereby is not satisfied and/or waived on or before the Closing Date, then any party whose obligation is subject to such conditions shall have the right to terminate this Agreement by written notice to the other parties. Upon the effective date of any termination made pursuant to this Section 11.3, none of the parties to this Agreement shall have any further liability or obligation to the other parties hereunder, unless otherwise specifically stated.

         12.  Closing.  The  closing  ("Closing")  shall occur at the offices of
              -------
Worden, Thane & Haines, P.C., 111 N. Higgins, Suite 600, Missoula, Montana 59802 at 2:00 p.m. on October 3,1995, or such other time as the parties mutually agree (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated.

         13. Closing Documents.  On the Closing Date, the parties shall exchange
              ----------------
documents as follows:

         13.1 Delivery by Sunelco. Sunelco shall deliver to Photocomm:
              -------------------

                  (a) A copy of the resolutions duly adopted by the Board of Directors and shareholders of Sunelco authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Sunelco.

                  (b) A certificate signed by Sunelco to the effect that Sunelco has fully performed all of its pre-closing commitments hereunder and that all its warranties and representations contained herein continue to be true and accurate as of the Closing Date.

                  (c) The opinion of counsel to Sunelco dated as of the Closing Date to Photocomm to the following effect:

                  (1) Sunelco is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

                  (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Sunelco and this Agreement has been duly executed and delivered by Sunelco and constitutes a valid and binding obligation of Sunelco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Sunelco or its obligations hereunder.

                  (3) To the best of said counsel's knowledge Sunelco has the right to transfer the business, properties and assets as set forth in paragraph 1.0 hereof to Photocomm pursuant hereto.

                  (4) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Sunelco or Sunelco's properties or business or the transactions contemplated under this Agreement.

                  (d) The Assets to be conveyed pursuant hereto shall be conveyed by bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this Agreement and as shall be sufficient to convey to Photocomm all of the rights, title and interest of Sunelco in and to the Assets to be conveyed hereunder. Any sales and transfer taxes imposed upon Sunelco in connection with the sale and transfer of assets hereunder shall be paid by Sunelco.

                  (e) A copy of the Articles of Incorporation and the By-Laws of Sunelco, as amended to the Closing Date, certified by the Secretary or an Assistant Secretary of Sunelco.

                  (f) A Certificate of Good Standing as of a recent date issued by the Secretary of the State of Montana to the effect that Sunelco is in good standing under the laws of that state.

                  (g)      The Additional Agreements.

                  (h) Written evidence satisfactory to Photocomm that Sunelco has obtained all necessary governmental or regulatory approvals for the transactions contemplated hereby.

                  (k) Such further instruments or documents as Photocomm or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         13.2 Delivery by Photocomm. Photocomm shall deliver to Sunelco:
              ---------------------

                  (a) A copy of the  resolutions  duly  adopted  by the Board of
Directors of Photocomm authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Photocomm.

                  (b) A stock certificate representing 225,000 shares of Photocomm Common Stock, $0.10 per share, issued in the name of Sunelco. The stock certificate shall contain a restrictive legend to the effect that the shares represented by said certificate have not been registered under either the federal or state securities laws and are not transferable except pursuant to an exemption from said securities laws or subsequent registration of said shares.

                  (c) A certificate signed by an authorized officer of Photocomm to the effect that Photocomm has fully performed all of its pre closing commitments hereunder and that all of its warranties and representations contained herein continues to be true and correct as of the Closing Date.

                  (d) The opinion of counsel to Photocomm dated as of the Closing Date to Sunelco to the following effect:

                  (1) Photocomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

                  (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Photocomm and this Agreement has been duly executed and delivered by Photocomm and constitutes a valid and binding obligation of Photocomm in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Photocomm or its obligations hereunder.

                  (3) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Photocomm or Photocomm's properties or business or the transactions contemplated under this Agreement.

                  (4) The shares of Photocomm Common Stock to be issued to Sunelco, when issued, shall be fully paid, non assessable, and validly issued.

                  (e) A Certificate of Good Standing as of a recent date issued by the Corporation Commission of the State of Arizona to the effect that Photocomm is in good standing under the laws of that state.

                  (f)      The Additional Agreements.

                  (g) Written evidence satisfactory to Sunelco that Photocomm has obtained all necessary governmental or regulatory approvals for the transactions contemplated hereby.

                  (h) Such further instruments or other documents as Sunelco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         13.3 Form of Closing Documents.  All closing documents shall be in form
              -------------------------
and substance reasonably satisfactory to counsel for the respective parties.

         13.4 Additional  Documents.  The parties further agree that at any time
              ---------------------
subsequent to the date hereof, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the properties and assets to be conveyed pursuant hereto.

         14.0 Indemnification.
              ---------------

         14.1 Sunelco and the  Brandborgs.  Sunelco and the Brandborgs  agree to
              ---------------------------
and do hereby indemnify, and hold harmless Photocomm, its directors, officers, employees and agents, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by Sunelco or the Brandborgs to perform any of their warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. Sunelco and the Brandborgs shall remain liable for all claims, liabilities, debts, defaults and obligations, whether or not known, which are not expressly assumed hereunder by Photocomm and Sunelco and the Brandborgs shall defend at their entire expense, including reasonable attorney's fees and other costs of litigation, and indemnify and hold harmless Photocomm against any and all such claims, debts, defaults, obligations, liabilities or suits.

         14.2 Photocomm.  Photocomm  agrees to and hereby  indemnifies and holds
              ---------
harmless the Brandborgs and Sunelco, its officers, directors, employees and agents, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which Sunelco or the Brandborgs may incur or suffer by reason of a breach of or failure by Photocomm to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement, or by reason of any act or omission of Photocomm subsequent to the Closing Date which constitutes a breach or default hereunder.

         15.  Benefits of this  Agreement.  Nothing in this  Agreement  shall be
              ---------------------------
construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Sunelco) or corporation or other entity, other than the Brandborgs, Sunelco, and Photocomm, and this Agreement shall be for the sole and exclusive benefit of the Brandborgs, Sunelco, and Photocomm.

         16.  Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         17.  Notices.  Any notice  from one party to the other  shall be deemed
              -------
given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:

                  (a)      if to Sunelco or the Brandborgs:
                           703 4th Street South
                           Hamilton, Montana 59840
                           with a copy to:

                           Harry Haines, Esq.
                           Worden, Thane & Haines, P.C.
                           P.O. Box 4747
                           Missoula, Montana 59806, or

                           111 N. Higgins, Suite 600
                           Missoula, Montana 59802

                  (b)      if to Photocomm:

                           Photocomm, Inc.
                           7681 East Gray Road
                           Scottsdale, Arizona 85260
                           Attn: Robert R. Kauffman, President

                           with a copy to:

                           Steven P. Oman, Esq.
                           Oman, Schulenburg & Politan, P.L.C.
                           4801 East Greenway Road
                           Scottsdale, Arizona 85254

         18.  Severability.  In the  event  any  covenant,  condition  or  other
              ------------
provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         19. Entire  Agreement.  This  Agreement and the  Additional  Agreements
             -----------------
contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

         20. Waiver.  No waiver of a breach of, or default under,  any provision
             ------
of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         21.  Applicable  Law. This Agreement shall be governed by and construed
              ---------------
(both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

         22. Attorneys' Fees. In any action brought to enforce the provisions of
             ---------------
this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         23.  Equitable  Relief.  The parties agree that the remedies at law for
              -----------------
any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

         24.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.


SUNELCO, INC.
a Montana corporation

By: /s/ Daniel M. Brandborg
    ------------------------
        Daniel M. Brandborg
Its: /s/ President



/s/ Daniel M. Brandborg
-----------------------
DANIEL M. BRANDBORG



/s/ Rebecca M. Brandborg
------------------------
REBECCA M. BRANDBORG


PHOTOCOMM, INC.
an Arizona corporation


By:/s/ Thomas C. LaVoy
-------------------------
       Thomas C. LaVoy
       Chief Financial Officer

                                    Exhibit A
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of October, 1995, by and between PHOTOCOMM, INC. an Arizona corporation with offices at 7681 East Gray Road, Scottsdale, Arizona 85260 (the "Company"), and SUNELCO, INC., a Montana corporation with offices at 703 4th Street South, Hamilton, Montana 59840 ("Sunelco," being sometimes referred to herein as "Purchaser").

                              W I T N E S S E T H:

         This Agreement is made with reference to the following facts.

         A. The Company is issuing 225,000 shares of its common stock, $0.10 par value (the "Common Stock") to the Purchaser pursuant to that certain Agreement and Plan of Reorganization, dated October 3, 1995, by and among, inter alia, the Company and the Purchaser (the "Agreement").

         B. The Purchaser has requested, and the Company is willing to provide, certain registration rights with respect to the shares of Common Stock to be issued to the Purchaser.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used herein:
            -----------

                  (a) The term "Act" shall mean the Securities Act of 1933, as amended.

                  (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing an S-3 registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

                  (c) The term "Registrable Securities" means (i) all of the shares of Common Stock issued to or purchased by the Purchaser pursuant to the Agreement, and (ii) any Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned or assignable; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                  (c) The term "Other Shareholders" means the holders of securities of the Company who are entitled to have shares of the Common Stock included in a registration of the Company's securities other than the Holders with respect to the Registrable Securities.
                  (d) The term "Holder" means the Purchaser and any other holder of Registrable Securities to whom the registration rights have been transferred pursuant to Section 9 hereof.

                  (e) The term "Initiating Holders" means any Holder or Holders of not less than fifty percent (50%) of the then outstanding Registrable Securities.

                  (f)  The  term  "SEC"  means  the   Securities   and  Exchange
commission or any successor agency thereto.

                  (g) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2. Requested Registration.
            ----------------------

                  (a) The Initiating Holders shall be entitled to submit pursuant to this Section 2 a written request for registration. Upon receipt by the Company from the Initiating Holders, at any time after the six-month anniversary and prior to the second annual anniversary of the Closing Date of the Agreement, of a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

                  (i) give written notice of the proposed registration, qualification or compliance to all other Holders within ten (10) days after receipt thereof; and

                  (ii) use its best reasonable efforts to effect an S-3 registration (as well as qualification under the applicable blue sky or other state securities laws, and appropriate compliance with exemptive regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within sixty (60) days after such written notice is given; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
                  Section 2:

                           (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process (unless the Company is already subject to service of process under said state's securities laws), to register as a dealer, or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance;

                           (B) After the Company has effected one (1) such registration pursuant to this Section 2;

                           (C) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this
                           Section 2 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; or

                           (D) Within one hundred twenty (120) days of the effective date of any other registration effected by the Company, or prior to the effective date of such registration statement if the Company shall have theretofore or thereafter given written notice of such registration statement to the Holders of Registrable Securities and shall have thereafter pursued the preparation, filing and effectiveness of such registration statement with diligence.

         3. Expenses of Registration.  All expenses  incurred in connection with
            ------------------------
any registration, qualification or compliance pursuant to Section 2 of this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by selling Holder, up to the aggregate amount of $15,000 and by the Company thereafter; provided, however, that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities, or any fees for counsel to the selling Holders; and provided further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 hereof if the registration request is subsequently withdrawn at the request of the Holders.

         4. Registration Procedures.  If and whenever the Company is required by
            -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities under the Act, the Company will, as expeditiously as possible:

         (a) Prepare and file with the SEC an S-3 registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities but not exceeding one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

         (b) Furnish to each Holder participating in the registration such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

         (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         5. Indemnification.
            ---------------

         (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities with respect to which a registration statement has been filed under the Act pursuant to this Agreement, each of such Holder's partners, officers and directors, and each person, if any, who controls any such Holder within the meaning of the Act or the 1934 Act, as follows:

         (i) against any and all loss, liability, claim (joint or several), damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company by any Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto), any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all legal or other expense reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above, which expenses under this clause (iii) shall be paid by the Company as incurred;

provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Holder or other indemnitee, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

         In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder or other indemnitee unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, if prejudicial to its ability to defend such action, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder and other defendant or defendants which may be represented without conflict by one counsel, shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Company, but only if representation of such Holder and other defendant or defendants by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

         (b) Each Holder severally agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any registration statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter,within the meaning of the Act, each other Holder, each of such other Holder's partners, officers and directors, and each person controlling such other Holder within the meaning of the Act against any and all loss, liability, claim, damage and expense described in clauses (a)(i) through
(a)(iii), inclusive, of this Section 5, but only with respect to statements or omissions, or alleged statements or omissions made in any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto) and only to the extent of proceeds received by such Holder from the sale of its Registrable Securities in the offering as to which the registration statement relates; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to t.he benefit of any person entitled to be indemnified pursuant to this Section (b), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act. In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this Section (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of Section (a) of this
Section 5.

         6.  Information  by  Holder.  The  Holder  or  Holders  of  Registrable
             -----------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section

         7. Sale Without  Registration.  If at the time of any  transfer  (other
            --------------------------
than a transfer not involving a change in beneficial ownership) of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Regulation S or Rule 144A) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this Section 7 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

         8.  Eligibility  for Form S-3 and Rule 144. The Company  represents and
             --------------------------------------
warrants to the Holder, its successors and assigns, that it meets the eligibility requirements of Form S-3 under the Act to register secondary offerings of its Common Stock and agrees that it shall continue to meet such requirements so long as the Holder has demand registration rights under this agreement. With a view to making available to the Holders the benefits of certain other rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934; and

         (c) Furnish the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

         9. Transfer of Registration  Rights. The rights to cause the Company to
            --------------------------------
register securities granted by the Company under Section 2 hereof may be assigned in writing by the Purchaser to its shareholders upon the liquidation of Purchaser as contemplated in the Agreement and upon transfer of the Registrable Securities to such shareholders (or any family trust controlled by them); provided, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such holder of shares of the Common Stock at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. No other transfer of the Registration Rights shall be allowed.

         10.  Registration  by Company.  If at any time the Company  proposes to
              ------------------------
issue common stock pursuant to a registration under the Act, or register its common stock pursuant to the request of Other Shareholders, the Company will give prompt written notice to each Holder of its intention to effect such a registration and, subject to the limitations, conditions and indemnities contained herein, will include in such registration (and related qualification under blue sky laws or other compliance) those shares of Registrable Securities for which the Company has received a written request for inclusion within twenty
(20) business days after receipt by each Holder of the Company's notice. Each participating Holder agrees to pay the additional registration expenses allocable to the inclusion of such Holder's Registrable Securities on a pro rata basis, provided, however, the aggregate amount allocable to all of the Holders shall not exceed $15,000.

         11.  Successors.  All the covenants and provisions of this Agreement by
            ------------
or for the benefit of the Company and the Initiating Holders shall inure to the benefit of their respective successors and assigns hereunder.

         12.  Notices.  Any notice  from one party to the other  shall be deemed
            ---------
given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:

         (a)      if to the Company:

                  Photocomm, Inc.
                  7681 E. Gray Road
                  Scottsdale, AZ 85260

                  with a copy to:

                  Steven P. Oman, Esq.
                  Oman, Schulenburg & Politan, P.L.C.
                  4801 East Greenway Road
                  Scottsdale, Arizona 85254

         (b)      if to Sunelco:

                  Sunelco, Inc.
                  703 4th Street South
                  Hamilton, Montana 59840

                  with a copy to:

                  Harry Haines, Esq.
                  Worden, Thane & Haines, P.C.
                  P.O. Box 4747
                  Missoula, Montana 59806, or

                  111 N. Higgins, Suite 600
                  Missoula Montana 59802

         13.  Applicable  Law. This Agreement shall be governed by and construed
              ---------------
(both as to validity and performance) and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be performed wholly within such jurisdiction.

         14.  Federal  Court.  Each  party  agrees  that,  in the  event  of any
              --------------
litigation among the parties (or some of them) concerning this Agreement or the transactions contemplated hereby, the initiating party shall use reasonable efforts to bring such action in a federal court of competent personal and subject matter jurisdiction.

         15.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year hereinabove set forth.

                                                  PHOTOCOMM, INC.


                                                 By: /s/ Thomas C. LaVoy
                                                     ---------------------------
                                                         Thomas C. LaVoy
                                                         Chief Financial Officer

                                                 SUNELCO, INC.


                                                 By: /s/ David M. Brandborg
                                                     ---------------------------
                                                 Its:/s/ President

                                                                       EXHIBIT B
                                COMMERCIAL LEASE

         This lease agreement is entered into this 3rd day of October, 1995 by and between Daniel M. Brandborg and Rebecca M. Brandborg, husband and wife, whose address is 703 South 4th Street, Hamilton, Montana 59840 (referred to in this agreement as the "Lessor"), and Photocomm, Inc., a corporation organized under the laws of the State of Arizona whose address is 768 l E. Gray Road P. O. Box 14670, Scottsdale, Arizona 85267-4670 (referred to in this agreement as the "Lessee").

         In consideration of the promises and agreements made by and between the Lessor and the Lessee in this agreement, the parties agree as follows:

         Section 1. Description of leased  property.  The Lessor agrees to lease
                    -------------------------------
to the Lessee, and the Lessee agrees to rent and hire from the Lessor on the terms and conditions set forth in this agreement, the land and improvements located in Ravalli County, Montana, described as follows:

                           Lot 1, Foxfield Commercial Park, Ravalli County, Montana according to the official recorded plat thereof.

                           The common business address for such property is 100 Skeels Street, Hamilton, Montana 59840

                           (referred to in this lease as the "Premises").

         Section 2. Term of lease.  The term of this lease shall be three years,
                    -------------
commencing on October 2, 1995 and terminating at 5:00 o'clock p.m. on September 30, 1998 unless terminated sooner pursuant to the provisions of this agreement.

         Section 3. Option to Renew and  Extension  of lease.  At the end of the
                    ----------------------------------------
initial term of this lease, Lessor hereby grants to Lessee the option to renew the lease for an additional period of two years upon the same terms as the original lease term except that the adjustment to rental required by Section 4 shall apply. Such option shall be exercised by Lessee giving Lessor written notice at least sixty (60) days before the end of the initial term of this lease. If the option to renew is not exercised, or if the option to renew is exercised and thereafter expires, the lease will automatically be extended for one year periods after such event, whichever the case may be, on the same terms and conditions except for the adjustments to rent required by Section 4 hereof, unless either party gives a written notice of termination or modification of the lease to the other party at least sixty (60) days before the end of the term of the lease.

         Section 4. Rent.  The monthly  rent for the  Premises  shall be $l,500,
                    ----
payable in advance on the first day of each month. The monthly rent shall remain fixed for the first two years of the initial term but will be adjusted annually thereafter based upon cost of living adjustments using the Department of Labor's All- Cities Consumer Price Index for September, 1997, compared to the same index number for each subsequent September throughout the term. provided that no annual increase shall be greater than ten percent (10%) of the prior year's rent.

         Section 5. Place of payments.  All payments made under this lease shall
                    -----------------
be sent to the Lessor at the address shown at the beginning of this lease or to such other person and/or address as the Lessor may designate in writing.

         Section 6. Taxes and assessments. The Lessee will pay all real property
                    ---------------------
taxes and installments of assessments falling due during the term of the lease imposed on the Premises, and all personal property taxes, business taxes and fees, imposed on or with respect to the Premises or the Lessee's use of the Premises. The Lessor will provide the Lessee with copies of the bills for the real estate taxes and assessments, and the Lessee will pay the amounts payable under those bills to the Lessor on or before the dates in November and May that those bills are payable, or fifteen days after receiving copies of the bills from the Lessor, whichever comes later. Taxes and assessments for the year 1995 shall be pro-rated with Lessor paying 3/4 of such taxes and assessments and Lessee paying 1/4 of such taxes and assessments.

         Section 7.  Utilities.  The Lessee will be responsible  for contracting
                     ---------
and paying for all utility services furnished to the Premises during the term of this lease including but not limited to electric, gas, water, sewer, garbage, alarm, and telephone service.

         Section 8. Insurance.  During the term of this lease, the Lessee shall,
                    ---------
at its own expense, obtain and maintain insurance that is customarily required for the type of business activity conducted by the Lessee and for Lessee's inventory, equipment and contents of the building from which Lessee does business including casualty insurance against all customary risks of loss or damage. The Lessee will pay all premiums for such policies on or before the date that they are due. The Lessor shall, at their own expense, insure the building located on the Premises for loss or damage by fire, water or other casualty for not less than the replacement value of such Building.

         Section  9.  Waiver of  Subrogation.  For and in  consideration  of the
                      ----------------------
execution hereof by each of the parties, each party does herein release and relieve the other and waive his entire claim of recovery against the other for loss or damage to property arising out of or incident to fire and lightning and the perils included in the extended coverage endorsement in, on or about the said Premises, even though caused by the negligence of any of said parties or agents or employees or otherwise. Said waiver is only to the extent that there is effective, valid and collectible insurance in force and applicable to cover the Premises and its improvements. This waiver shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of either party.

         Section 10.  Payment of expenses by the Lessor.  If the Lessee fails to
                      ---------------------------------
pay any obligation of Lessee hereunder including but not limited to any taxes, assessments, or other fees relating to the Property as they become due and owing, to discharge liens, security interests, and other encumbrances on the Property, to pay insurance premiums and maintain insurance coverage on the Property, to repair, maintain, and protect the Property, or to perform any of the Lessee's other obligations under this agreement, then the Lessor may, at its option, perform those obligations and pay those expenses. The payment of expenses or the performance of acts by the Lessor will not constitute a waiver of any default by the Lessee, or a waiver of the Lessor's remedies in the event of a default. The Lessor will bill the Lessee for any expenses paid by the Lessor pursuant to this section, and the Lessee will reimburse the Lessor within thirty days for the payments, together with interest on such payments from the date of each payment at the rate of Ten percent (10%) per year. If the Lessee fails to reimburse the Lessor for the payments and interest within thirty days, then the Lessor may declare the Lessee to be in default.

         Section 11. Condition,  examination and acceptance of Premises. (a) The
                     --------------------------------------------------
Lessee acknowledges that the Lessee has inspected the Premises, is satisfied with the condition of the Premises, and accepts the Premises in their present condition.

         (b) The Lessee acknowledges that the Lessee's decision to enter into this lease was based upon the Lessee's own inspection and use of the premises and the Lessee's own judgment of their suitability and desirability for the Lessee's purposes, and that the Lessee has not been governed or influenced by any representation of the Lessor as to the condition, suitability, character or earning capacity of the Premises.

         (c) The Lessee acknowledges and confirms that the Lessee has examined and inspected the Premises, is fully familiar with it, is entering into this agreement based on such inspection and examination, and accepts the Premises AS IS, in its present condition; that no representations of any kind have been made by the Lessor or any representative of the Lessor with respect to the condition, character, or earning capacity of the Premises or the suitability of the Premises for any purpose for which the Lessee may desire to use them; and that the Lessor has not made, and expressly disclaims, any warranties, express or implied, as to the condition, character, or earning capacity of the Premises or the suitability of the Premises for any purpose for which the Lessee may desire to use them.

         Section 12.  Warranties of Lessor.  The Lessor warrants that the Lessor
                      --------------------
owns the Premises and has the right to lease them, and that the Lessee shall enjoy peaceable use of the Premises, free from interruption or hindrance by the Lessor or any other person, for so long as the Lessee performs its obligations under this agreement.

         Section 13.  Restrictions on use of the Premises:  The Lessee shall use
                      -----------------------------------
the Premises for office, warehouse and light manufacturing assembly or for related activities. The Lessee shall not use or permit the use of the Premises for any illegal, immoral, offensive, objectionable, improper, or disreputable purpose, any purpose which may result in damage to the Premises, any purpose which may cause a public or private nuisance or disturb other persons in the area, any purpose which is dangerous or prohibited by any insurance policy, any purpose which may increase the cost of insurance policies on the Premises or result in the cancellation of any insurance policy, or any purpose which violates any federal, state or local statute or regulation.

         Section 14.  Repairs and  maintenance.  The Lessee shall be responsible
                      ------------------------
for maintaining and repairing the Premises at the Lessee's expense. If the Premises are damaged by fire or other casualty, insurance proceeds payable as a result may be used, at Lessor's election to repair and replace the damaged property. If not so used, such insurance proceeds shall be delivered to Lessor and Lessee, as their interests may appear, and this lease shall be terminated. From the date of such damage, and until the Premises are fully restored, the rental shall abate if there is total destruction, or if there is partial damage and the Lessee is able to use part or all of the Premises for their intended purpose, the rental amount shall be prorated based upon the square footage of space of the building useable by Lessee, provided that office and warehouse costs are allocated based upon market conditions in Ravalli County, Montana, for the types of space.

         Section 15. Alterations, additions and improvements. (a) The Lessee may
                     ---------------------------------------
make nonstructural alterations, additions or improvements to the Premises at its own expense at any time during the term of this Lease without obtaining the prior consent of the Lessor, but shall not demolish or remove any substantial portion of the Premises without obtaining the prior written consent of the Lessor.

         (b) All alterations, additions and improvements shall be made at the expense of the Lessee, shall be performed in a workmanlike manner, and shall not weaken the structural strength or reduce the value of the Premises or change the purposes for which the Premises may be used. No liens of any type shall be allowed to attach to the Premises unless prior written consent is received from Lessor.

         Section 16. Ownership of alterations,  additions and improvements.  All
                     -----------------------------------------------------
alterations, additions and improvements made by the Lessee with the exception of removable partitions, shelving, counters, machinery and other trade fixtures and signs shall at the option of the Lessor become part of the Premises and the property of the Lessor unless the Lessor agrees otherwise in writing.

         Section 17. Signs.  Any signs  installed by the Lessee must comply with
                     -----
all applicable sign ordinances.

         Section 18. Inspection and entry of Premises. The Lessor shall have the
                     --------------------------------
right to enter the Premises at reasonable times after giving the Lessee reasonable prior notice to inspect them.

         Section 19.  Notification of damage,  loss and claims. The Lessee shall
                      ----------------------------------------
notify the Lessor immediately in writing of any damage or loss suffered by the Premises, of any accidents involving the Premises, and of any claims, suits, or other legal proceedings relating in any manner to the Premises, and shall promptly advise the Lessor in writing of further developments relating to any such events and provide the Lessor with copies of all documents relating to such events.

         Section 20.  Condemnation.  (a) If all or any part of the  Premises are
                      ------------
taken or condemned by any public or quasi-public authority under the power of eminent domain, the entire damages awarded as a result of the condemnation of the Premises shall belong to the Lessor, and the Lessee shall not be entitled to any part of the damages, with the exception of any damages expressly awarded to the Lessee for damage to equipment and fixtures that belong to the Lessee, removal and reinstallation of such equipment and fixtures, loss of business, or moving expenses.

         (b) If the entire Premises are taken or condemned, or a taking or condemnation makes the Premises unsuitable for their intended use, this lease shall terminate as of the date that the Lessee is required to surrender possession of the Premises or becomes unable to use the Premises for their intended use, whichever comes first, and the Lessee shall not be obligated to pay any rent for periods after that date.

         (c) If a portion of the Premises are taken or condemned, but the remainder of the Premises is suitable for the Lessee's purposes, this lease shall remain in effect with respect to the remainder of the Premises, and the rent payable under this lease shall be reduced in proportion to the reduction in square footage in the building on the Premises to the Lessee. The Lessor shall be obligated to remedy any physical damage to the Premises caused by the taking or condemnation within a reasonable period of time. The Lessee shall have the right to declare the Premises unsuitable for their intended use and to terminate this lease if the Lessor fails or refuses to remedy any physical damage to the Premises caused by the taking or condemnation within a reasonable period of time.

         Section 21.  Indemnification by Lessee. Except as provided in Section 9
                      -------------------------
and except with respect to loss or injury caused by Lessor, the Lessee shall indemnify the Lessor against and hold the Lessor harmless from any and all claims, actions, damages losses, injuries, demands, liabilities, costs and expenses, including attorneys' fees arising from the occupancy, use, condition caused by Lessee or operation of the Premises by the Lessee during the term of this lease, or from any injury or damage to any person or property on the Premises during the term of this lease.

         Section 22.  Assignment and  subletting by the Lessee.  The Lessee does
                      ----------------------------------------
not have the right to sublease, assign, mortgage, pledge or otherwise transfer or encumber its rights under this lease, either voluntarily or by action of law, or to permit the Premises to be used or occupied by others, without the prior written consent of the Lessor. Any attempt by the Lessee to take any such action without the prior written consent of the Lessor shall be void and ineffective, and the Lessee shall continue to be liable under this lease and bound by its terms and conditions. The Lessor agrees that they will not unreasonably withhold their consent to an assignment of this lease or a sublease of the Premises if the Lessee provides evidence that the intended assignee or sublessee is financially responsible and intends to use the Premises in a manner which is acceptable to the Lessor.

         Section 23.  Assignment by the Lessor.  (a) The Lessor has the right to
                      ------------------------
sell, assign, pledge, mortgage, or otherwise transfer or encumber the Premises, this lease or any of its rights under this lease without obtaining the consent of the Lessee, provided that the transfer or encumbrance is subject to the rights of the Lessee under this lease. Notwithstanding any such assignment, the Lessor warrants that the Lessee shall quietly enjoy the use of the Premises subject to the terms and conditions of this lease. No such assignment shall release or excuse the Lessor from performing any of its obligations under this lease.

         (b) If the Lessor transfers or assigns the Premises, this lease or any of its rights under this lease, the right of the transferee or assignee to receive the amounts due from the Lessee under this lease shall be free from all defenses, setoffs and counterclaims that the Lessee may be entitled to assert against the Lessor. The Lessee may separately assert any such defenses, setoffs and counterclaims against the Lessor.

         Section 24. Events of default.  The Lessor, at its option,  may declare
                     -----------------
the Lessee to be in default under this lease upon the occurrence of any of the following events:

         (i) The Lessee fails to make any lease payment payable under this agreement within fifteen (15) days after such payment is due;

         (ii) The Lessee fails to perform any of its other obligations under this agreement within thirty (30) days after it receives a request for such performance from the Lessor; provided, that if the nature of the obligation is such that the Lessee cannot perform the obligation within thirty (30)days after it receives a request for performance from the Lessor, the Lessee will not be in default if it commences efforts to perform the obligation within thirty (30) days after it receives a request for performance and diligently pursues those efforts to completion;

         (iii) The Lessee files a petition in bankruptcy, makes an assignment for the benefit of creditors, consents to the appointment of a receiver or trustee for substantially all of its property, or takes any action under any other law relating to the relief of debtors;

         (iv) An involuntary petition in bankruptcy is filed against the Lessee, or a receiver or trustee is appointed to take possession of substantially all of the property of the Lessee, and such petition or appointment is not withdrawn within ninety (90) days;

         (v) The Premises, the Lessee's rights under this lease, or a material portion of the Lessee's property is subjected to any levy, seizure, execution or sale by any creditor or government agency;

         (vi) The Lessee's rights under this agreement are voluntarily or involuntarily assigned, or the Premises are subleased or lent to any other person, without the prior written consent of the Lessor:

         (vii) The Lessee fails to maintain in effect any insurance policy that it has agreed to provide;

         (viii) The Lessee vacates or abandons the Premises; or

         (ix) The Lessor determines that the Premises are being abused or neglected, or are in danger of being damaged or destroyed due to labor disputes or any other hazard.

         Section 25. Charge for notice of default. If an event of default occurs
                     ----------------------------
and the Lessor sends a notice of default to the Lessee, the Lessee must pay the Lessor $150 per notice to reimburse the Lessor for the costs of sending the notice of default, including but not limited to attorneys fees. The amount of this fee will be set forth in the notice of default, and the default will not be considered cured until this fee is paid.

         Section 26.  Lessor's  rights upon default.  If the Lessor notifies the
                      -----------------------------
Lessee in writing that it is in default under this agreement, and the Lessee fails to cure the default within the required number of days after it receives such written notice, the Lessor may, without making further notice or demand upon the Lessee, take any or all of the following actions:

                  (i) Notify the Lessee that this lease has been terminated.

                  (ii) Require the Lessee to deliver possession of the Premises and if the Lessee fails or refuses to deliver possession of the Premises, to enter and take possession of the Premises, to remove the property and personnel of the Lessee from the Premises at the expense of the Lessee and to store the property in any reasonable manner and place selected by the Lessor at the expense of the Lessee

                  (iii) Terminate this lease and thereafter hold, renovate, or dispose of the Premises or any part of the Premises on any terms selected by the Lessor, free and clear of any rights of the Lessee and without any duty to account to the Lessee for any proceeds of such use.

                  (iv) Relet the Premises in any commercially reasonable manner, and apply the proceeds of such reletting, after deducting all costs and expenses incurred in connection with retaking possession of, remodeling, and reletting the Premises, in payment of the Lessee's obligations under this agreement, with the Lessee remaining responsible for any deficiency.

                  (v) If the Lessee's default consists of failure to obtain, maintain or pay for any of the insurance policies which this agreement requires it to maintain, or failure to pay any tax, assessment, or other charge which this agreement requires it to pay, or failure to keep the Premises free from liens, levies and encumbrances, or failure to indemnify the Lessor against any claim, action, damage, loss, injury, demand, liability, cost or expense, the Lessor shall have the right, but not be obligated, to take that action itself, and to bill the Lessee for the costs of taking that action. If the Lessee fails to pay such costs with the next payment due under this lease, the Lessee agrees to pay late charges on those costs at the rate provided for in this agreement.

                  (vi) Pursue any and all other rights or remedies available to the Lessor at law or in equity.

         Section  27.  Mitigation.  If  the  Lessor  terminates  this  lease  or
                       ----------
terminates the Lessee's right to possess the Premises, the Lessor will mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms. The Lessor may relet the Premises for a shorter or longer period of time than the Lessee's remaining term under this lease, and in addition may make any necessary repairs or alterations required in connection with the reletting.

         Section 28.  Effect of exercise of remedies.  The exercise of any right
                      ------------------------------
or remedy available to the Lessor under this agreement, at law, or in equity shall not prevent the Lessor from exercising any other such remedy.

         Section 29. Surrender of Premises upon  termination of lease.  Upon the
                     ------------------------------------------------
expiration or termination of this lease, the Lessee shall remove all of its personal property from the Premises and surrender possession of the Premises and all keys to the Premises To the Lessor, free and clear of all encumbrances, in the condition they were in at the beginning of the lease with the exception of ordinary and reasonable wear and tear. The Lessee shall repair all damage to the Premises caused by the removal of equipment, trade fixtures, machinery, signs and other personal property.

         Section 30.  Lessee's  liability for damage and abuse.  If the Premises
                      ---------------------------------------
are returned to the Lessor with damage, abuse, excessive wear and tear, missing property, modifications not authorized by the Lessor, or otherwise not in the condition they were in when they were delivered to the Lessee, the Lessee shall be responsible for paying the costs of repairing the damage and returning the Premises to the condition they were in when the Lessee took possession, reasonable and ordinary wear and tear excepted.

         Section 31.  Failure of Lessee to remove  property.  Any  improvements,
                      -------------------------------------
fixtures,  machinery  and  equipment  remaining in the Premises more than thirty
(30) days after the expiration or termination of this lease shall, at the option of the Lessor, be deemed abandoned and shall become the property of the Lessor, without entitling the Lessee to any payment or offset. If the Lessor does not elect to assume ownership of any improvements, fixtures, machinery and equipment left in the premises, it shall have the right to remove such property from the Premises and store it at the risk and expense of the Lessee.

         Section  32.  Failure to  surrender  Premises.  If the Lessee  fails to
                       -------------------------------
surrender the Premises to the Lessor upon the expiration or termination of this lease, the Lessee's occupancy of the Premises shall be treated as a tenancy from month-to-month, terminable at will by the Lessor, at a rental of 1.20 times the last monthly rental rate payable in advance on the 1st day of each month. The Lessee shall not acquire any additional rights or interest in the Premises by failing to surrender them, and the Lessor shall have the right to take legal action to obtain the removal of the Lessee from the Premises.

         Section 33.  Waiver of offsets.  The Lessee waives any and all existing
                      -----------------
and future claims and offsets against the amounts payable to the Lessor under this agreement, and agrees to pay the amounts due under this agreement regardless of any offset or claim it may have against the Lessor.

         Section 34.  Successors  bound by agreement.  This agreement is binding
                      ------------------------------
upon and shall inure to the benefit of the parties and their heirs, executors, representatives, successors and assigns.

         Section 35. Entire  agreement.  This instrument  constitutes the entire
                     -----------------
agreement between the parties. No party shall be bound by any statements, promises, understandings, conditions, warranties, or representations, oral or written, not contained in this agreement. Each party acknowledges that the execution of this agreement was not induced or motivated by any promise or representation made by any other party, other than the promises and representations expressly set forth in this agreement. All previous statements, negotiations, preliminary instruments and agreements made by the parties or their representatives are superseded by and merged into this agreement, except as expressly provided in this agreement.

         Section  36.  Modification  of  agreement.   No  modification  of  this
                       ---------------------------
agreement shall be valid or binding unless the modification is in writing, signed by both parties to this agreement.

         Section 37. Waiver.  No waiver of any provision of this agreement shall
                     ------
be valid or binding unless the waiver is in writing, signed by the party waiving the provision. The failure of any party to this agreement to exercise any right or remedy provided for in this agreement or to insist upon the strict performance of any provision of this agreement shall not be a waiver of that party's right to exercise that right or remedy or insist upon the strict performance of that provision in the future.

         Section 38.  Severability  of invalid  provisions.  If any provision of
                      ------------------------------------
this agreement is declared or becomes invalid, unenforceable or contrary to law, the parties agree that the provision shall be severed from the remaining provisions of this agreement and shall not affect the validity or enforceability of the other provisions of this agreement.

         Section 39. Notice.  Any notice that this agreement requires or permits
                     ------
to be delivered to any person shall be in writing and shall be delivered to such person either personally or by depositing the same in the United States mails, certified mail, return receipt requested, postage prepaid, addressed to such person at the address set forth at the beginning of this agreement, or such other address as such person may indicate by written notice as herein provided.

         Section 40. Attorneys' fees. If either of the parties to this agreement
                     ---------------
institute legal proceedings to enforce the terms of this agreement, the parties agree that the unsuccessful party to the proceedings shall pay the reasonable attorney's fees and legal costs of both parties, as they may be approved by the court having jurisdiction over the proceedings. If either of the parties to this agreement is required to appear in a bankruptcy or receivership proceeding in which the other party is a debtor, the debtor will pay the reasonable attorney's fees, court costs, witness fees, and other costs which the other party incurs as a result of the proceeding.

         Section 41. Corporate  action.  The Lessee represents and warrants that
                     -----------------
all corporate actions necessary to authorize the execution and performance of this agreement have been taken.

         Section 42. Time of essence.  Time shall be of the essence in complying
                     ---------------
with the terms and conditions of this agreement.

         Section 43. Computation of time. Whenever the last day for the exercise
                     -------------------
of any privilege or the discharge of any duty under this agreement shall fall upon a Saturday, a Sunday, or any public or legal holiday, whether state or federal, the party having the privilege or duty shall have until 5:00 p.m. on the next regular business day to exercise the privilege or discharge the duty.

         Section  44.  Headings.  The  headings,  titles and  subtitles  in this
                       --------
agreement are inserted for convenience of reference only, do not in any way limit or amplify the terms and provisions of the agreement, and are to be ignored in any construction of the provisions of the agreement.

         Section 45.  Applicable  law. This  agreement  shall be governed by and
                      ---------------
construed in accordance with the laws of the state of Montana.

         IN WITNESS WHEREOF, the parties have executed this agreement on the date set forth above.

LESSOR:                                                   LESSEE:

                                                          PHOTOCOMM, INC.


/s/ Daniel M. Brandborg                                   /s/ Thomas C. LaVoy
-----------------------                                   ----------------------
Daniel M. Brandborg                                           Thomas C. LaVoy
                                                         By:  Its C.F.O.


/s/ Rebecca M. Brandborg
Rebecca M. Brandborg

                               EMPLOYMENT AGREEMENT                    EXHIBIT C

                              (Daniel M. Brandborg)

         This agreement is made and entered into this 3rd day of October, 1995, but effective as of 10/3/95 (the "Effective Date"), by and between PHOTOCOMM, INC., an Arizona corporation (the "Company") and DANIEL M. BRANDBORG ("Employee").

         WHEREAS, Employee was previously employed as President, and together with his spouse, Rebecca Brandborg, were the sole stockholders of Sunelco, Inc. ("Sunelco"); and

         WHEREAS, The Company has acquired the entire business and assets of Sunelco, which business shall be conducted as an integral operating unit of the Company; and

         WHEREAS, Employee was a key executive in Sunelco, with expertise in the design, development, marketing, distribution and sale of Sunelco's products and services, knowledge of the operation of the business, including particularly distribution, sales, and customer relation matters; and

         WHEREAS, The Company desires to assure continuance of Employee's service in connection with such business; and

         WHEREAS, the parties agree that a covenant not to compete is essential to the growth and stability of the business of Sunelco during the first years after its acquisition by the Company and to the continuing viability of such business whenever the employment to which this Agreement relates is terminated, in accordance therewith the Company has entered into, or will contemporaneously herewith enter into that certain Non- Competition and Non-Disclosure Agreement as part of the consideration herein (the "Non-Competition and Non-Disclosure Agreement").

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:

1.       Duties.

         Upon the effective date, the Company shall employ Employee, and the Employee agrees to be employed by the Company as Interim Manager of the Sunelco division of the Company, and as such to assist the Company in the transition and organization of the Sunelco business and asset into the Sunelco division, to prepare the next catalog of Sunelco products for distribution and perform such additional different or other duties related to the business as may from time to time be delegated by the Company. The Employee shall devote substantially all of his time to such duties, except for vacation periods as designated by the Company's policies, and shall otherwise observe and abide by the reasonable corporate polices and decisions of the Company in all business matters, and shall be responsible and accountable to the senior manager designated by the Chief Executive Office of the Company from time to time.

2.       Term.

         The Employee's employment shall continue for a period beginning on the effective date of this Agreement and ending on April 15, 1996. The parties may, but have no obligation, to negotiate a renewal or extension of this employment contract on mutually agreeable terms. Notwithstanding the foregoing, between January 1, 1996, and April 15, 1996, Employee's only duties shall consist of completing the 1996 Sunelco sales catalog for the division and completion of personnel training for sales persons hired prior to February 29, 1996, and Employee shall devote such time to such activities as may be necessary even though such time may be less than full time.

3.       Compensation.

         The  Company   shall  pay  and  the  Employee   shall  accept  as  full
consideration for the services to be rendered hereunder compensation consisting of the following:

         a. A salary of $2,500 per month through December 31, 1995, and a salary of $2,000 per month for January 1, 1996, through March 31, 1996, with a $6,000 payment on April 15, 1996.

         b. The Employee shall also receive such other benefits as may be made available from time to time to other management employees of the Company with similar position, age and years of service as Employee.

         c. Such other items of compensation as may be agreed upon by Employees and the Company from time to time.

4.       Company's Covenants.

         In connection with the Company's employment of Employee as provided hereunder, the Company agrees that so long as this Agreement is in effect and Employee has not breached any of the terms hereof, the Company will not (a) change or add to Employee's duties as an employee of the Company which would necessitate as a practical matter the relocation of Employee's principal place of residence as of the date of this Agreement (which is Hamilton, Montana); or
(b) materially reduce Employee's duties as an employee of the Company from those described herein, or materially reduce Employee's authority in Employee's position as described herein.

5.       Miscellaneous.

         a. Governing Law. The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of Arizona.

         b. Assignment. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other party.

         c. Rights and Remedies. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary character. In the event of the occurrence of any of the following, either party may, at its option, terminate this Agreement or elect to institute and prosecute proceedings in any court of competent jurisdiction, either in law or equity, to obtain damages or to enforce specific performance of the Agreement to enjoin the other party as appropriate and to recover reasonable attorneys' fees and costs of prosecuting such action:

                  I if there is a substantial breach by either party of any of the terms and conditions of this Agreement and such breach remains uncured after the expiration of ten (10) days from the date of receipt of written notice by the other party; or

                  ii. if there is a breach by Employee of any of the covenants of the Non-Competition and Non- Disclosure Agreement or if there is any act of dishonesty, malfeasance or gross negligence by Employee.

Termination for any cause shall not constitute a waiver of the Company's rights under the Non-Competition and Non-Disclosure Agreement nor a release of Employee from his other obligations hereunder. The rights and remedies provided each of the parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise, any failure in the exercise by either party of its rights to terminate this Agreement or to enforce any provision of this Agreement for default or violation by the other party shall not prejudice such party's right of termination or enforcement for any further or other default or violation.

         d. Collateral Agreements. This Agreement and the Non- Competition and Non-Disclosure Agreement constitute the entire Agreement between the parties respecting the employment of Employee, and there are no representations, warranties or commitments, except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         e. Notices. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an officer of the Company (other than to Employee, if Employee is or becomes an officer of the Company) or to Employee, as the case may be, or when delivered by mail at the following addresses:

                                            Daniel M. Brandborg
                                            703 4th Street South
                                            Hamilton, Montana 59840

                                            PhotoComm, Inc.
                                            7681 E. Gray Road
                                            Scottsdale. Arizona 85258

                                            With a copy to:
                                            Steven P. Oman, Esq.
                                            Oman, Schulenburg & Politan, P.L.C.
                                            4801 E. Greenway Road
                                            Scottsdale, Arizona 85254

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date above written.



                                                     /s/ Daniel M. Brandborg
                                                     ---------------------------
                                                     DANIEL M. BRANDBORG
                                                              (EMPLOYEE)

                                                     PHOTOCOMM, INC., an Arizona
                                                     Corporation


                                                     By: /s/ Thomas C. LaVoy
                                                     ---------------------------
                                                     Its /s/ Photocomm C.F.O.
                                                              (COMPANY)

                              EMPLOYMENT AGREEMENT                     EXHIBIT D

                             (Rebecca M. Brandborg)

         This Agreement is made and entered into this 3rd day of October, 1995, but effective as of 10-1-95 (the "Effective Date"), by and between PHOTOCOMM, INC., an Arizona corporation (the "Company") and REBECCA M. BRANDBORG ("Employee").

         WHEREAS, Employee was previously employed as Vice President, Secretary and office administrator, and together with her spouse, Daniel Brandborg, were the sole stockholders of Sunelco, Inc. ("Sunelco"); and

         WHEREAS, The Company has acquired the entire business and assets of Sunelco, which business shall be conducted as an integral operating unit of the Company; and

         WHEREAS, Employee was a key executive in Sunelco, with expertise in the design, development, marketing, distribution and sale of Sunelco's products and services, knowledge of the operation of the business, including particularly distribution, sales, and customer relation matters; and

         WHEREAS, The Company desires to assure continuance of Employee's service in connection with such business; and

         WHEREAS, the parties agree that a covenant not to compete is essential to the growth and stability of the business of Sunelco during the first years after its acquisition by the Company and to the continuing viability of such business whenever the employment to which this Agreement relates is terminated, in accordance therewith the Company has entered into, or will contemporaneously herewith enter into that certain Non- Competition and Non-Disclosure Agreement as part of the consideration herein (the "Non-Competition and Non-Disclosure Agreement").

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:

1.       Duties.

         Upon the effective date, the Company shall employ Employee, and the Employee agrees to be employed by the Company as General Manager of the Sunelco division of the Company, and as such day to day operations of the division and perform such additional different or other duties related to the business as may from time to time be delegated by the Company. The Employee shall devote substantially all of her time to such duties, except for vacation periods as designated by the Company's policies, and shall otherwise observe and abide by the reasonable corporate policies and decisions of the Company in all business matters, and shall be responsible and accountable to the senior manager designated by the Chief Executive Office of the Company from time to time.

2.       Term.

         The Employee's employment shall begin on the effective date of this Agreement and continue until December 31, 1996.

3.       Compensation.

         The  Company   shall  pay  and  the  Employee   shall  accept  as  full
consideration for the services to be rendered hereunder compensation consisting of the following:

         a. A salary of $585.00 per month through December 31, 1995, and $4,000.00 per month thereafter.

         b. The Employee shall also receive such other benefits as may be made available from time to time to other management employees of the Company with similar position, age and years of service as Employee.

         c. Such other items of compensation as may be agreed upon by Employee and the Company from time to time.

4.       Company's Covenants

         In connection with the Company's employment of Employee as provided hereunder, the Company agrees that so long as this Agreement is in effect and Employee has not breached any of the terms hereof, the Company will not (a) change or add to Employee's duties as an employee of the Company which would necessitate as a practical matter the relocation of Employee's principal place of residence as of the date of this Agreement (which is Hamilton, Montana); or
(b) materially reduce Employee's duties as an employee of the Company from those described herein, or materially reduce Employee's authority in Employee's position as described herein. Notwithstanding the provisions hereof, a reasonable amount of travel, as may vary and be necessitated from time to time because of Employee's duties hereunder will not be deemed to be a change or addition to Employee's duties prohibited hereunder.

6.       Miscellaneous.

         a. Governing Law. The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of Arizona.

         b. Assignment. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other party.

         c. Rights and Remedies. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique, and of extraordinary character. In the event of the occurrence of any of the following, either party may, at its option, terminate this Agreement or elect to institute and prosecute proceedings in any court of competent jurisdiction, either in law or equity, to obtain damages or to enforce specific performance of the Agreement to enjoin the other party as appropriate and to recover reasonable attorneys' fees and costs of prosecuting such action:

                                    i.  if  there  is a  substantial  breach  by
                                    either   party  of  any  of  the  terms  and
                                    conditions of this Agreement and such breach remains uncured after the expiration of ten
                                    (10)  days  from  the  date  of  receipt  of
                                    written notice by the other party; or

                                    ii. if there is a breach by Employee of any of the covenants of the Non-Competition and Non-Disclosure Agreement or if there is any act of dishonesty, malfeasance or gross negligence by Employee.

Termination for any cause shall not constitute a waiver of the Company's rights under the Non-Competition and Non-Disclosure Agreement nor a release of Employee from her other obligations hereunder. The rights and remedies provided each of the parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. Any failure in the exercise by either party of its rights to terminate this Agreement or to enforce any provision of this Agreement for default or violation by the other party shall not prejudice such party's right of termination or enforcement for any further or other default or violation.

         d. Collateral Agreements. This Agreement and the Non- Competition and Non-Disclosure Agreement constitute the entire Agreement between the parties respecting the employment of Employee, and there are no representations, warranties or commitments, except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         e. Notices. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an officer of the Company (other than to Employee, if Employee is or becomes an officer of the Company) or to Employee, as the case may be, or when delivered by mail at the following addresses:

                                            Rebecca Brandborg
                                            703 4th Street South
                                            Hamilton, Montana 59840

                                            PhotoComm, Inc.
                                            7681 E. Gray Road
                                            Scottsdale, AZ 85260

                                            With a copy to:

                                            Steven P. Oman, Esq.
                                            Oman, Schulenburg & Politan, P.L.C
                                            4801 E. Greenway Road
                                            Scottsdale, Arizona 85254

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date above written.



                                                     /s/  Rebecca M. Brandborg
                                                     ---------------------------
                                                     REBECCA M. BRANDBORG
                                                              (EMPLOYEE)



                                                     PHOTOCOMM, INC., an Arizona
                                                     Corporation



                                                     By:/s/ Thomas C. LaVoy
                                                        ------------------------
                                                        Thomas C. LaVoy
                                                        Chief Financial Officer
                                                              (COMPANY)

                        NON-COMPETITION AND NON-DISCLOSURE             EXHIBIT E
                                    AGREEMENT
                              (Daniel M. Brandborg)

         This Non-Competition and Non-Disclosure Agreement (the "Agreement") is made and entered into this 3rd day of October, 1995, by and between DANIEL M. BRANDBORG ("Covenantor") and PHOTOCOMM, INC., an Arizona corporation (the "Company") and is made with reference to the following:

                                    RECITALS

         A.  The  Company  is  engaged  in  the   business   of   manufacturing,
distributing, marketing and selling solar electric products. The Company currently conducts business world wide.

         B. Covenantor is or will be a shareholder of the Company and has been or will be employed by the Company pursuant to an Employment Agreement entered into contemporaneous herewith (the "Employment Agreement").

         C. Pursuant to that certain Agreement and Plan of Reorganization entered into contemporaneous herewith by and among Sunelco, Inc. (owned by Daniel M. Brandborg and Rebecca M. Brandborg), as Seller and the Company as Purchaser (the "Purchase Agreement"), the Company is acquiring all of the business and assets of Sunelco.

         D. Covenantor acknowledges that the Company and its employees and shareholders have over many years devoted substantial time, effort and resources to developing the Company's trade secrets and its other confidential and proprietary information, as well as the Company's relationships with customers, suppliers, employees and others doing business with the Company; that such relationships, trade secrets and other information are vital to the successful conduct of the Company's business in the future; that the Company is entering into the Purchase Agreement relying on the fact that Covenantor, as shareholder and officer of Sunelco, has established personal and professional relationships with customers, suppliers, employees and others having business relationships with the business of Sunelco which is being purchased by the Company, and Covenantor has had unlimited access to Sunelco's trade secrets and other confidential and proprietary information, and because of Covenantor's employment pursuant to the Employment Agreement, Covenantor will have substantial access to the Company's other trade secrets and confidential information; and that because of such relationships and because of Covenantor's access to the Company's confidential information and trade secrets, Covenantor would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Covenantor to be allowed to compete with the Company or to commit any of the other acts prohibited below; that the enforcement of said restrictive covenants against Covenantor would not impose any undue burden upon Covenantor; that none of said restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce said restrictive covenants against Covenantor is a material inducement to the decision of the Company to consummate the transactions contemplated in the Purchase Agreement.

         NOW, THEREFORE in consideration of the foregoing recitals, the mutual agreements hereinafter set forth and the mutual benefits to be derived therefrom, Covenantor covenants and agrees as follows:

         1. Definitions.
            -----------

                  (a) The term "Company," as used herein, means not only Photocomm, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Photocomm, Inc.

                  (b) The term "Confidential Information", as used herein, means all information or materials not generally known by non-Company personnel which
(i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information", "Proprietary Information" or other similar marking, (B) known by Covenantor to be considered confidential and proprietary by the Company, or (C) from all the relevant circumstances would reasonably by assumed by Covenantor to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the above, however, no information constitutes confidential information if it is generic information or general knowledge which Covenantor would have learned in the course of similar employment eleswhere in the trade or if it is otherwise publicly known and in the public domain.

                  (c) The term "Closing" shall have the meaning ascribed to it in the Purchase Agreement.

         2. Covenant Not to Compete.  Covenantor  shall not at any time prior to
            -----------------------
the later to occur of (a) the end of the five (5) year period immediately following the Closing or (b) the end of the one (1) year period following termination of Covenantor's employment with the Company (the "Restricted Period"), have any ownership interest (of record or beneficial) in or have any interest (other than in the Company) as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner (i) any firm, corporation, partnership, proprietorship or other business that engages anywhere in North America in a business which is similar to that in which the Company is engaged (or in which Sunelco is engaged, the business of which is being purchased by the Company) in such territory as of the Closing, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such territory or continues to solicit customers or potential customers provided, however, that Covenantor may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if such shareholder (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person.

         3. Solicitation of Business.  During the Restricted Period,  Covenantor
            ------------------------
shall not solicit or assist any other person to solicit any business (other than for the Company) from any present or past customer of the Company or Sunelco, or request or advise any present or future customer, vendor or consultant of the Company to withdraw, curtail or cancel its business dealings with the Company; or commit any other act or assist others to commit any other act which might injure the business of the Company.

         4.  Employees.  During  the  Restricted  Period,  Covenantor  shall not
             ---------
directly or indirectly (i) solicit or encourage any employee of the Company to leave the employ of the Company or (ii) hire any employee who has left the employ of the Company if such hiring is proposed to occur within one year after the termination of such employee's employment with the Company.

         5. Nondisclosure. From and after the Closing, Covenantor shall not (nor
            -------------
will Covenantor assist any other person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any person, firm or corporation not expressly authorized by the Company to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except for the benefit of the Company.

         6. Ownership and Return of Materials. To the extent that Covenantor has
            ---------------------------------
not already done so, Covenantor shall immediately following termination of employment with the Company surrender to the Company all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, it being distinctly understood that all such writings, physical forms of expression and other things are the exclusive property of the Company.

         7.  Consideration.  In consideration  for entering into this Agreement,
             -------------
the Company agrees to pay Covenantor the aggregate amount of One Hundred Twenty Five Thousand and no/100ths Dollars ($125,000.00), payable in monthly installments of Two Thousand Eighty Three and 33/100th Dollars ($2,083.33) commencing thirty (30) days after the Closing, and continuing thereafter on the same day each month until fully paid.

         8.  Rights  and  Remedies  Upon  Breach.  If  Covenantor  breaches,  or
             -----------------------------------
threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity;

                  (a)  Specific  Performance.  The right and  remedy to have the
                       ---------------------
                  Restrictive Covenants specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company; and

                  (b)  Accounting and  Indemnification.  The right and remedy to
                       -------------------------------
                  require Covenantor (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Covenantor or any associated party deriving such benefit as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorney's fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants. Notwithstanding anything in this subparagraph (b) to the contrary, the liabilities and obligations of Covenantor under this subparagraph shall be limited to the sum of $400,000 plus attorney's fees, expert fees and court costs.

         9. Severability of Covenants/Blue  Penciling. The Restrictive Covenants
            -----------------------------------------
shall be subject to Section 13(g) hereof and Covenantor hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

         10. Enforceability in Jurisdictions. The Company and Covenantor intends
             -------------------------------
to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Covenantor that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         11.  Attorney's  Fees.  In the  event  of any  action,  suit,  or other
              ----------------
proceeding concerning the negotiation, interpretation, validity, performance, or breach of this Agreement, the prevailing party shall recover all of such party's actual attorney's fees, expenses, and costs, not limited to costs of suit, incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

         12. Miscellaneous.
             -------------

                  (a) Modification. This Agreement, the Employment Agreement and
                      ------------
the Purchase Agreement and all other documents entered into pursuant to its terms set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreement between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  (b) Successors  and Assigns.  The terms and provisions of this
                      -----------------------
Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

                  (c) Waiver.  The failure of either party hereto at any time to
                      ------
enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same; nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                  (d) Notices.  All notices,  requests and other  communications
                      -------
hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

                           Company:                 PHOTOCOMM, INC.
                                                    7681 E. Gray Road
                                                    Scottsdale, AZ 85260

                           With a copy to:          Steven P. Oman
                                                    Oman, Schulenburg & Politan,
                                                    P.L.C.
                                                    4801 E. Greenway Road
                                                    Scottsdale, Arizona 85254

                           Covenantor:              Daniel M. Brandborg
                                                    703 4th Street South
                                                    Hamilton, Montana 59840

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt of delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional personal to which all such notices or communications thereafter are to be given.

                  (e) Time of  Essence.  Time is  hereby  declared  to be of the
                      ----------------
essence of this Agreement and of every part hereof.

                  (f)  Severance  and  Enforcement.  All  Sections,  clauses and
                       ---------------------------
covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. Without limitation, the parties intend that the covenants contained in this Agreement shall be severable insofar as the geographic and time restrictions set forth herein are concerned. If, in any judicial proceeding, a court shall refuse to enforce the geographic and/or time restriction set forth herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

                  (g) Governing Law and Venue.  This Agreement is to be governed
                      -----------------------
by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Subject to Section 11 hereof, any suit brought hereon shall be brought in the state or federal courts sitting in Phoenix, Arizona, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Subject to Section 11 hereof, each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Arizona law.

                  (h)  Gender.  Where the  context so  requires,  the use of the
                       ------
masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                  (i)  Counterparts.  This  Agreement  may be executed in one o
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  (j) Construction.  The language in all parts of this Agreement
                      ------------
shall in all cases be construed simply, accordingly to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date and year first above written.


                           COVENANTOR:            /s/ Daniel M. Brandborg
                                                  ------------------------------
                                                      Daniel M. Brandborg



                           THE COMPANY:           Photocomm, Inc., an Arizona
                                                  corporation


                                                  By:/s/ Thomas C. LaVoy
                                                     ---------------------------
                                                         Thomas C. LaVoy
                                                         Chief Financial Officer

                         NON-COMPETITION AND NON-DISCLOSURE            EXHIBIT F
                                    AGREEMENT
                             (Rebecca M. Brandborg)

         This Non-Competition and Non-Disclosure Agreement (the "Agreement") is made and entered into this 3rd day of October, 1995, by and between REBECCA M. BRANDBORG ("Covenantor") and PHOTOCOMM, INC., an Arizona corporation (the "Company") and is made with reference to the following:

                                    RECITALS

         A.  The  Company  is  engaged  in  the   business   of   manufacturing,
distributing, marketing and selling solar electric products. The Company currently conducts business world wide.

         B. Covenantor is or will be a shareholder of the Company and has been or will be employed by the Company pursuant to an Employment Agreement entered into contemporaneous herewith (the "Employment Agreement").

         C. Pursuant to that certain Agreement and Plan of Reorganization entered into contemporaneous herewith by and among Sunelco, Inc. (owned by Daniel M. Brandborg and Rebecca M. Brandborg), as Seller and the Company as Purchaser (the "Purchase Agreement"), the Company is acquiring all of the business and assets of Sunelco.

         D. Covenantor acknowledges that the Company and its employees and shareholders have over many years devoted substantial time, effort and resources to developing the Company's trade secrets and its other confidential and proprietary information, as well as the Company's relationships with customers, suppliers, employees and others doing business with the Company; that such relationships, trade secrets and other information are vital to the successful conduct of the Company's business in the future; that the Company is entering into the Purchase Agreement relying on the fact that Covenantor, as shareholder and officer of Sunelco, has established personal and professional relationships with customers, suppliers, employees and others having business relationships with the business of Sunelco which is being purchased by the Company, and Covenantor has had unlimited access to Sunelco's trade secrets and other confidential and proprietary information, and because of Covenantor's employment pursuant to the Employment Agreement, Covenantor will have substantial access to the Company's other trade secrets and confidential information; and that because of such relationships and because of Covenantor's access to the Company's confidential information and trade secrets, Covenantor would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Covenantor to be allowed to compete with the Company or to commit any of the other acts prohibited below; that the enforcement of said restrictive covenants against Covenantor would not impose any undue burden upon Covenantor; that none of said restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce said restrictive covenants against Covenantor is a material inducement to the decision of the Company to consummate the transactions contemplated in the Purchase Agreement.

         NOW, THEREFORE in consideration of the foregoing recitals, the mutual agreements hereinafter set forth and the mutual benefits to be derived therefrom, Covenantor covenants and agrees as follows:

         1. Definitions.
            -----------

                  (a) The term "Company," as used herein, means not only Photocomm, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Photocomm, Inc.

                  (b) The term "Confidential Information", as used herein, means all information or materials not generally known by non-Company personnel which
(i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information", "Proprietary Information" or other similar marking, (B) known by Covenantor to be considered confidential and proprietary by the Company, or (C) from all the relevant circumstances would reasonably by assumed by Covenantor to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the above, however, no information constitutes confidential information if it is generic information or general knowledge which Covenantor would have learned in the course of similar employment eleswhere in the trade or if it is otherwise publicly known and in the public domain.

                  (c) The term "Closing" shall have the meaning ascribed to it in the Purchase Agreement.

         2. Covenant Not to Compete.  Covenantor  shall not at any time prior to
            -----------------------
the later to occur of (a) the end of the five (5) year period immediately following the Closing or (b) the end of the one (1) year period following termination of Covenantor's employment with the Company (the "Restricted Period"), have any ownership interest (of record or beneficial) in or have any interest (other than in the Company) as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner (i) any firm, corporation, partnership, proprietorship or other business that engages anywhere in North America in a business which is similar to that in which the Company is engaged (or in which Sunelco is engaged, the business of which is being purchased by the Company) in such territory as of the Closing, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such territory or continues to solicit customers or potential customers provided, however, that Covenantor may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if such shareholder (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person.

         3. Solicitation of Business.  During the Restricted Period,  Covenantor
            ------------------------
shall not solicit or assist any other person to solicit any business (other than for the Company) from any present or past customer of the Company or Sunelco, or request or advise any present or future customer, vendor or consultant of the Company to withdraw, curtail or cancel its business dealings with the Company; or commit any other act or assist others to commit any other act which might injure the business of the Company.

         4.  Employees.  During  the  Restricted  Period,  Covenantor  shall not
             ---------
directly or indirectly (i) solicit or encourage any employee of the Company to leave the employ of the Company or (ii) hire any employee who has left the employ of the Company if such hiring is proposed to occur within one year after the termination of such employee's employment with the Company.

         5. Nondisclosure. From and after the Closing, Covenantor shall not (nor
            -------------
will Covenantor assist any other person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any person, firm or corporation not expressly authorized by the Company to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except for the benefit of the Company.

         6. Ownership and Return of Materials. To the extent that Covenantor has
            ---------------------------------
not already done so, Covenantor shall immediately following termination of employment with the Company surrender to the Company all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, it being distinctly understood that all such writings, physical forms of expression and other things are the exclusive property of the Company.

         7.  Consideration.  In consideration  for entering into this Agreement,
             -------------
the Company agrees to pay Covenantor the aggregate amount of One Hundred Twenty Five Thousand and no/100ths Dollars ($125,000.00), payable in monthly installments of Two Thousand Eighty Three and 33/100th Dollars ($2,083.33) commencing thirty (30) days after the Closing, and continuing thereafter on the same day each month until fully paid.

         8.  Rights  and  Remedies  Upon  Breach.  If  Covenantor  breaches,  or
             -----------------------------------
threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity;

                  (a)  Specific  Performance.  The right and  remedy to have the
                       ---------------------
                  Restrictive Covenants specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company; and

                  (b)  Accounting and  Indemnification.  The right and remedy to
                       -------------------------------
                  require Covenantor (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Covenantor or any associated party deriving such benefit as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorney's fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants. Notwithstanding anything in this subparagraph (b) to the contrary, the liabilities and obligations of Covenantor under this subparagraph shall be limited to the sum of $400,000 plus attorney's fees, expert fees and court costs.

         9. Severability of Covenants/Blue  Penciling. The Restrictive Covenants
            -----------------------------------------
shall be subject to Section 13(g) hereof and Covenantor hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

         10. Enforceability in Jurisdictions. The Company and Covenantor intends
             -------------------------------
to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Covenantor that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         11.  Attorney's  Fees.  In the  event  of any  action,  suit,  or other
              ----------------
proceeding concerning the negotiation, interpretation, validity, performance, or breach of this Agreement, the prevailing party shall recover all of such party's actual attorney's fees, expenses, and costs, not limited to costs of suit, incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

         12. Miscellaneous.
             -------------

                  (a) Modification. This Agreement, the Employment Agreement and
                      ------------
the Purchase Agreement and all other documents entered into pursuant to its terms set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreement between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  (b) Successors  and Assigns.  The terms and provisions of this
                      -----------------------
Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

                  (c) Waiver.  The failure of either party hereto at any time to
                      ------
enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same; nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                  (d) Notices.  All notices,  requests and other  communications
                      -------
hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

                           Company:                 PHOTOCOMM, INC.
                                                    7681 E. Gray Road
                                                    Scottsdale, AZ 85260

                           With a copy to:          Steven P. Oman
                                                    Oman, Schulenburg & Politan,
                                                    P.L.C.
                                                    4801 E. Greenway Road
                                                    Scottsdale, Arizona 85254

                           Covenantor:              Rebecca Brandborg
                                                    703 4th Street South
                                                    Hamilton, Montana 59840

                  All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt of delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional personal to which all such notices or communications thereafter are to be given.

                  (e) Time of  Essence.  Time is  hereby  declared  to be of the
                      ----------------
essence of this Agreement and of every part hereof.

                  (f)  Severance  and  Enforcement.  All  Sections,  clauses and
                       ---------------------------
covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. Without limitation, the parties intend that the covenants contained in this Agreement shall be severable insofar as the geographic and time restrictions set forth herein are concerned. If, in any judicial proceeding, a court shall refuse to enforce the geographic and/or time restriction set forth herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

                  (g) Governing Law and Venue.  This Agreement is to be governed
                      -----------------------
by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Subject to Section 11 hereof, any suit brought hereon shall be brought in the state or federal courts sitting in Phoenix, Arizona, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Subject to Section 11 hereof, each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Arizona law.

                  (h)  Gender.  Where the  context so  requires,  the use of the
                       ------
masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                  (i)  Counterparts.  This  Agreement  may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  (j) Construction.  The language in all parts of this Agreement
                      ------------
shall in all cases be construed simply, accordingly to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date and year first above written.

                           COVENANTOR:               /s/ Rebecca M. Brandborg
                                                     ---------------------------
                                                     Rebecca M. Brandborg


                           THE COMPANY:              Photocomm, Inc., an Arizona
                                                     corporation

                                                     By:/s/ Thomas C. LaVoy
                                                        ------------------------
                                                        Thomas C. LaVoy
                                                        Chief Financial Officer